Exhibit 4 (t)


                                                              EXECUTED COPY


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                              SIX FLAGS THEME PARKS INC.


                 12-1/4% Senior Subordinated Discount Notes due 2005




                            -----------------------------

                                      INDENTURE


                              Dated as of June 23, 1995



                           -----------------------------




                       United States Trust Company of New York,

                                             Trustee





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


                                CROSS-REFERENCE TABLE


                  TIA                                            Indenture
                Section                                           Section
                -------

               310(a)(1)       . . . . . . . . . . . . . . .     7.10
                 (a)(2)        . . . . . . . . . . . . . . .     7.10
                 (a)(3)        . . . . . . . . . . . . . . .     N.A.
                 (a)(4)        . . . . . . . . . . . . . . .     N.A.
                  (b)          . . . . . . . . . . . . . . .     7.08;
                                                                 7.10
                  (c)          . . . . . . . . . . . . . . .     N.A.
                 311(a)        . . . . . . . . . . . . . . .     7.11
                  (b)          . . . . . . . . . . . . . . .     7.11
                  (c)          . . . . . . . . . . . . . . .     N.A.
                 312(a)        . . . . . . . . . . . . . . .     2.05
                  (b)          . . . . . . . . . . . . . . .     12.03
                  (c)          . . . . . . . . . . . . . . .     12.03
                 313(a)        . . . . . . . . . . . . . . .     7.06
                 (b)(1)        . . . . . . . . . . . . . . .     N.A.
                 (b)(2)        . . . . . . . . . . . . . . .     7.06
                  (c)          . . . . . . . . . . . . . . .     12.02
                  (d)          . . . . . . . . . . . . . . .     7.06
                 314(a)        . . . . . . . . . . . . . . .     4.02;
                                                                 4.09;
                                                                 12.02
                  (b)          . . . . . . . . . . . . . . .     N.A.
                 (c)(1)        . . . . . . . . . . . . . . .     12.04
                 (c)(2)        . . . . . . . . . . . . . . .     12.04
                 (c)(3)        . . . . . . . . . . . . . . .     N.A.
                  (d)          . . . . . . . . . . . . . . .     N.A.
                  (e)          . . . . . . . . . . . . . . .     12.05
                  (f)          . . . . . . . . . . . . . . .     4.10
                 315(a)        . . . . . . . . . . . . . . .     7.01
                  (b)          . . . . . . . . . . . . . . .     7.05;
                                                                 12.02
                  (c)          . . . . . . . . . . . . . . .     7.01
                  (d)          . . . . . . . . . . . . . . .     7.01
                  (e)          . . . . . . . . . . . . . . .     6.11
              316(a)(last      . . . . . . . . . . . . . . .     12.06
               sentence)
               (a)(1)(A)       . . . . . . . . . . . . . . .     6.05
               (a)(1)(B)       . . . . . . . . . . . . . . .     6.04
                 (a)(2)        . . . . . . . . . . . . . . .     N.A.
                  (b)          . . . . . . . . . . . . . . .     6.07
               317(a)(1)       . . . . . . . . . . . . . . .     6.08
                 (a)(2)        . . . . . . . . . . . . . . .     6.09
                  (b)          . . . . . . . . . . . . . . .     2.04
                 318(a)        . . . . . . . . . . . . . . .     11.01
                              N.A. means Not Applicable
          _________________________
          Note:     This Cross-Reference Table shall not, for any purpose,
          be deemed to be part of the Indenture.

                                  TABLE OF CONTENTS

                                                                       Page
                                                                       ----
                                      ARTICLE 1

                      Definitions and Incorporation by Reference
                      ------------------------------------------

               SECTION 1.01.  Definitions . . . . . . . . . . . . . .     1
               SECTION 1.02.  Other Definitions . . . . . . . . . . .    26
               SECTION 1.03.  Incorporation by Reference of Trust
                                Indenture Act . . . . . . . . . . . .    26
               SECTION 1.04.  Rules of Construction . . . . . . . . .    27


                                      ARTICLE 2

                                    The Securities
                                    --------------

               SECTION 2.01.  Form and Dating . . . . . . . . . . . .    28
               SECTION 2.02.  Execution and Authentication  . . . . .    29
               SECTION 2.03.  Registrar and Paying Agent  . . . . . .    30
               SECTION 2.04.  Paying Agent To Hold Money in Trust . .    30
               SECTION 2.05.  Securityholder Lists  . . . . . . . . .    31
               SECTION 2.06.  Transfer and Exchange . . . . . . . . .    31
               SECTION 2.07.  Replacement Securities  . . . . . . . .    39
               SECTION 2.08.  Outstanding Securities  . . . . . . . .    39
               SECTION 2.09.  Temporary Securities  . . . . . . . . .    39
               SECTION 2.10.  Cancellation  . . . . . . . . . . . . .    40
               SECTION 2.11.  Defaulted Interest  . . . . . . . . . .    41
               SECTION 2.12.  CUSIP Numbers . . . . . . . . . . . . .    41


                                      ARTICLE 3

                                      Redemption
                                      ----------

               SECTION 3.01.  Notices to Trustee  . . . . . . . . . .    42
               SECTION 3.02.  Selection of Securities To Be Redeemed     42
               SECTION 3.03.  Notice of Redemption  . . . . . . . . .    42
               SECTION 3.04.  Effect of Notice of Redemption  . . . .    43
               SECTION 3.05.  Deposit of Redemption Price . . . . . .    43
               SECTION 3.06.  Securities Redeemed in Part . . . . . .    44


                                      ARTICLE 4

                                      Covenants
                                      ---------

               SECTION 4.01.  Payment of Securities . . . . . . . . .    44
               SECTION 4.02.  SEC Reports . . . . . . . . . . . . . .    44

               SECTION 4.03.  Limitation on Indebtedness  . . . . . .    45
               SECTION 4.04.  Limitation on Restricted Payments . . .    47
               SECTION 4.05.  Limitation on Restrictions on
                                Distributions from Subsidiaries . . .    51
               SECTION 4.06.  Limitation on Sales of Assets and
                                Subsidiary Stock  . . . . . . . . . .    53
               SECTION 4.07.  Limitation on Transactions with
                                Affiliates  . . . . . . . . . . . . .    56
               SECTION 4.08.  Change of Control . . . . . . . . . . .    57
               SECTION 4.09.  Compliance Certificate  . . . . . . . .    58
               SECTION 4.10.  Further Instruments and Acts  . . . . .    59
               SECTION 4.11.  Limitation on Liens . . . . . . . . . .    59
               SECTION 4.12.  Limitation on Sale/Leaseback
                                Transactions  . . . . . . . . . . . .    59
               SECTION 4.13.  Limitation on Lines of Business . . . .    59
               SECTION 4.14.  Future Note Guarantors  . . . . . . . .    59


                                      ARTICLE 5

                                  Successor Company
                                  -----------------

               SECTION 5.01.  When Company May Merge or Transfer
                                Assets  . . . . . . . . . . . . . . .    60


                                      ARTICLE 6

                                Defaults and Remedies
                                ---------------------

               SECTION 6.01.  Events of Default . . . . . . . . . . .    61
               SECTION 6.02.  Acceleration  . . . . . . . . . . . . .    63
               SECTION 6.03.  Other Remedies  . . . . . . . . . . . .    64
               SECTION 6.04.  Waiver of Past Defaults . . . . . . . .    64
               SECTION 6.05.  Control by Majority . . . . . . . . . .    64
               SECTION 6.06.  Limitation on Suits . . . . . . . . . .    64
               SECTION 6.07.  Rights of Holders to Receive Payment  .    65
               SECTION 6.08.  Collection Suit by Trustee  . . . . . .    65
               SECTION 6.09.  Trustee May File Proofs of Claim  . . .    65
               SECTION 6.10.  Priorities  . . . . . . . . . . . . . .    66
               SECTION 6.11.  Undertaking for Costs . . . . . . . . .    66
               SECTION 6.12.  Waiver of Stay or Extension Laws  . . .    66


                                      ARTICLE 7

                                       Trustee
                                       -------

               SECTION 7.01.  Duties of Trustee . . . . . . . . . . .    67

               SECTION 7.02.  Rights of Trustee . . . . . . . . . . .    68
               SECTION 7.03.  Individual Rights of Trustee  . . . . .    69
               SECTION 7.04.  Trustee's Disclaimer  . . . . . . . . .    69
               SECTION 7.05.  Notice of Defaults  . . . . . . . . . .    69
               SECTION 7.06.  Reports by Trustee to Holders . . . . .    69
               SECTION 7.07.  Compensation and Indemnity  . . . . . .    70
               SECTION 7.08.  Replacement of Trustee  . . . . . . . .    70
               SECTION 7.09.  Successor Trustee by Merger . . . . . .    71
               SECTION 7.10.  Eligibility; Disqualification . . . . .    72
               SECTION 7.11.  Preferential Collection of Claims
                                Against Company . . . . . . . . . . .    72


                                      ARTICLE 8

                          Discharge of Indenture; Defeasance
                          ----------------------------------

               SECTION 8.01.  Discharge of Liability on Securities;
                                Defeasance  . . . . . . . . . . . . .    72
               SECTION 8.02.  Conditions to Defeasance  . . . . . . .    73
               SECTION 8.03.  Application of Trust Money  . . . . . .    75
               SECTION 8.04.  Repayment to Company  . . . . . . . . .    75
               SECTION 8.05.  Indemnity for Government Obligations  .    75
               SECTION 8.06.  Reinstatement . . . . . . . . . . . . .    75


                                      ARTICLE 9

                                     Amendments
                                     ----------

               SECTION 9.01.  Without Consent of Holders  . . . . . .    75
               SECTION 9.02.  With Consent of Holders . . . . . . . .    77
               SECTION 9.03.  Compliance with Trust Indenture Act . .    78
               SECTION 9.04.  Revocation and Effect of Consents and
                                Waivers . . . . . . . . . . . . . . .    78
               SECTION 9.05.  Notation on or Exchange of Securities .    78
               SECTION 9.06.  Trustee To Sign Amendments  . . . . . .    78
               SECTION 9.07.  Payment for Consent . . . . . . . . . .    79


                                      ARTICLE 10

                                    Subordination
                                    -------------

               SECTION 10.01. Agreement To Subordinate  . . . . . . .    79
               SECTION 10.02. Liquidation, Dissolution, Bankruptcy  .    79
               SECTION 10.03. Default on Senior Indebtedness  . . . .    80
               SECTION 10.04. Acceleration of Payment of Securities .    81
               SECTION 10.05. When Distribution Must Be Paid Over . .    81

               SECTION 10.06. Subrogation . . . . . . . . . . . . . .    81
               SECTION 10.07. Relative Rights . . . . . . . . . . . .    82
               SECTION 10.08. Subordination May Be Company or any Note
                                Guarantor . . . . . . . . . . . . . .    82
               SECTION 10.09. Rights of Trustee and Paying Agent  . .    82
               SECTION 10.10. Distribution or Notice to
                                Representative  . . . . . . . . . . .    82
               SECTION 10.11. Article 10 Not To Prevent Events of
                                Default or Limit Right To Accelerate     83
               SECTION 10.12. Trust Moneys Not Subordinated . . . . .    83
               SECTION 10.13. Trustee Entitled To Rely  . . . . . . .    83
               SECTION 10.14. Trustee To Effectuate Subordination . .    84
               SECTION 10.15. Trustee Not Fiduciary for Holders of
                                Senior Indebtedness . . . . . . . . .    84
               SECTION 10.16. Reliance by Holders of Senior
                                Indebtedness on Subordination
                                Provisions  . . . . . . . . . . . . .    84


                                      ARTICLE 11

                                   Note Guarantees
                                   ---------------

               SECTION 11.01. Note Guarantees . . . . . . . . . . . .    84
               SECTION 11.02. Limitation on Liability . . . . . . . .    86
               SECTION 11.03. Successors and Assigns  . . . . . . . .    87
               SECTION 11.04. No Waiver . . . . . . . . . . . . . . .    87
               SECTION 11.05. Modification  . . . . . . . . . . . . .    87
               SECTION 11.06. Execution of Supplemental Indenture for
                                Future Note Guarantors  . . . . . . .    87


                                      ARTICLE 12

                                    Miscellaneous
                                    -------------

               SECTION 12.01. Trust Indenture Act Controls  . . . . .    88
               SECTION 12.02. Notices . . . . . . . . . . . . . . . .    88
               SECTION 12.03. Communication by Holders with Other
                                Holders . . . . . . . . . . . . . . .    89
               SECTION 12.04. Certificate and opinion as to Conditions
                                Precedent . . . . . . . . . . . . . .    89
               SECTION 12.05. Statements Required in Certificate or
                                Opinion . . . . . . . . . . . . . . .    89
               SECTION 12.06. When Securities Disregarded . . . . . .    90
               SECTION 12.07. Rules by Trustee, Paying Agent and
                                Registrar . . . . . . . . . . . . . .    90
               SECTION 12.08. Legal Holidays  . . . . . . . . . . . .    90
               SECTION 12.09. Governing Law . . . . . . . . . . . . .    90
               SECTION 12.10. No Recourse Against Others  . . . . . .    90

               SECTION 12.11. Successors  . . . . . . . . . . . . . .    90
               SECTION 12.12. Multiple Originals  . . . . . . . . . .    91
               SECTION 12.13. Table of Contents; Headings . . . . . .    91


               Exhibit A Form of Initial Note
               Exhibit B Form of Exchange Note
               Exhibit C Form of Transferee Letter of Representation Exhibit D Form of Supplemental Indenture

                                                            EXECUTED COPY





                                   INDENTURE dated as of June 23, 1995,
                              among SIX FLAGS THEME PARKS INC., a Delaware corporation (the "Company"); SIX FLAGS OVER GEORGIA, INC., a Delaware corporation, SIX FLAGS OVER TEXAS, INC., a Delaware corporation, and S.F. Partnership (collectively, the "Note Guarantors"); and United States Trust Company of New York, a New York corporation (the "Trustee").


               Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 12-1/4% Senior Subordinated Discount Notes due 2005 (the "Initial Notes") and, if and when issued in exchange for Initial Notes, the Company's 12-1/4% Series A Senior Subordinated Discount Notes due 2005 (the "Exchange Notes" and, together with the Initial Notes, the "Securities"):


                                      ARTICLE 1

                      Definitions and Incorporation by Reference
                      ------------------------------------------

                    SECTION 1.01. Definitions.
                                  -----------

                    "Accreted Value" as of any date of determination prior to and including June 15, 1998, means the sum of (a) the initial offering price of the Securities and (b) the portion of the original issue discount per Security (which for this purpose shall be deemed to be the excess of the principal amount over the initial offering price of the Initial Notes) which shall be amortized with respect to such Security through such date, such original issue discount to be so amortized at the rate of 12-1/4% per annum (such percentage being applied to the sum of the initial offering price plus previously amortized original issue discount) using semi-annual compounding of such rate on each June 15 and December 15, commencing December 15, 1995, from the date of issuance of the Initial Notes through the date of determination.

                    "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

                    "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or executive officer
          (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean (x) any beneficial owner of shares representing 5% or more or, for purposes of the definition of "Affiliate Transaction" as applied in clauses (a) (ii) and (iii) of Section 4.07, 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and (y) any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                    "Amortization Expense" means, for any period, amounts recognized during such period as amortization of all goodwill and other assets classified as intangible assets in accordance with generally accepted accounting principles.

                    "Approved Time Warner Affiliate" shall mean (a) any directly or indirectly wholly owned subsidiary of Time Warner that is organized under the laws of any State of the United States of America or the District of Columbia; (b) Time Warner Entertainment or any directly or indirectly wholly owned subsidiary of Time Warner Entertainment, so long as each of the following criteria is satisfied: (i) Time Warner and/or one or more companies controlled by (as defined in the definition of the term "Affiliate") Time Warner constitute all the managing general partners of Time Warner Entertainment and there have been no amendments to Article XII of the Time Warner Entertainment Partnership Agreement that materially adversely affect the authority granted to the managing general partners and the Class B Representatives (as defined in the Time Warner Entertainment Partnership Agreement) with respect to the ownership or management of SFEC, (ii) Time Warner owns, directly or indirectly, a Participating Percentage Share (as defined in the Time Warner Entertainment Partnership Agreement) of at least 43.75% until December 31, 1997, and of at least 35% thereafter,

          (iii) no person owns, directly or indirectly, a greater interest in Time Warner Entertainment than that owned, directly or indirectly, by Time Warner and (iv) the businesses owned by Time Warner Entertainment include (subject to certain exceptions set forth in the Time Warner Entertainment Partnership Agreement) the filmed entertainment business owned by Time Warner Entertainment and the programming business now owned and operated as the Home Box Office Division of Time Warner Entertainment; and (c) any other entity, so long as each of the following criteria is satisfied: (i) Time Warner owns, directly or indirectly, at least 43.75% of the equity of such entity until December 31, 1997, and at least 35% thereafter, (ii) no person owns, directly or indirectly, a greater interest in such entity than that owned, directly or indirectly, by Time Warner, (iii) the businesses owned by such entity include the filmed entertainment business owned by Time Warner Entertainment and the programming business now owned and operated as the Home Box office Division of Time Warner Entertainment and (iv) Time Warner and/or one or more companies controlled by Time Warner exercise control over such entity comparable to the control currently exercised by Time Warner over Time Warner Entertainment.

                    "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary,
          (ii) a disposition of inventory or obsolete property or assets at fair market value in the ordinary course of business, (iii) the sale, lease, transfer, assignment or other disposition of assets of a Co-Venture Subsidiary to the relevant Co-Venture Partnership pursuant to a Capital Expenditure of a Co-Venture Partnership at a price and on other terms no less favorable to such Co-Venture Subsidiary than those upon which such Co-Venture Subsidiary acquired such assets on behalf of such Co-Venture Partnership,
          (iv) transfers of certain real property located in Georgia and having a value (at cost) not in excess of $2,500,000 by Six Flags Over Georgia, Inc. to Six Flags Over Georgia, Ltd., in connection with the extension of the partnership agreement of Six Flags Over Georgia, Ltd., (v) for purposes of Section 4.06 only, a disposition subject to Section 4.04 and (vi) the disposition of all or substantially all the assets of the Company permitted by
          Section 5.01.

                    "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                    "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

               "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Bank Facility and the other Senior Bank Documents, as amended, refinanced or replaced from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                    "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                    "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                    "Capital Expenditures" shall mean, for purposes of
          Section 4.04, the sum of (a) the aggregate of all expenditures incurred by the Company and its Restricted Subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of the Company and its Restricted Subsidiaries and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by the Company and its Restricted Subsidiaries to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other person; provided, however, that the term "Capital Expenditures" shall not include expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed or damaged assets, equipment or other property within 12 months of receipt of such proceeds.

                    "Capitalized Lease Obligations" of a person means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                    "Change of Control" means the occurrence of either of the following events:

                         (i) (a) the Permitted Holders cease to be the
                    "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of, in the aggregate, 35% or more of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, Holdings or SFEC, as the case may be, any merger, consolidation, liquidation or dissolution of the Company, Holdings or SFEC, as the case may be, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i), the Permitted Holders will be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the Voting Stock of the parent corporation)); and (b) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, unless such right is exercisable only after the Stated Maturity of the Securities) directly or indirectly, of a greater percentage of the total voting power of the Voting Stock of the Company than the Permitted Holders beneficially own (as defined in clause (a) above); or

                         (ii) the failure of Time Warner and Approved Time
                    Warner Affiliates to collectively own, directly or indirectly, at least 20% of the outstanding Voting Stock of SFEC.

                    "Code" means the Internal Revenue Code of 1986, as amended.

                    Company" means Six Flags Theme Parks Inc. until a successor replaces it and succeeds to and assumes its obligations under this Indenture and thereafter means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                    "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary

          (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or
          (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as of the date of determination in excess of 12 months).

                    "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent Incurred by the Company and its consolidated Subsidiaries in such period but not included in such interest expense (i) interest expense attributable to (A) Capitalized Lease Obligations or (B) obligations for rental payments in respect of any lease in a Sale/Leaseback Transaction,
          (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,
          (vi) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

                    "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated
          Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                         (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause
                    (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

                         (ii) any net income (loss) of any person acquired
                    by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                         (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                         (iv) any gain (but not loss) realized upon the
                    sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                         (v)  any extraordinary gain or loss; and

                         (vi) the cumulative effect of a change in
                    accounting principles.

          Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted pursuant to clause (a)(3)(E) thereof.

                    "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                    "Co-Venture Partnerships" shall mean Six Flags Over Georgia, Ltd., a Georgia Limited Partnership and Texas Flags, Ltd., a Texas Limited Partnership.

                    "Co-Venture Subsidiaries" shall mean Six Flags Over Georgia, Inc., a Delaware Corporation, and Six Flags Over Texas, Inc., a Delaware Corporation.

                    "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

                    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                    "Definitive Securities" means certificated Securities in the form of Exhibit A or Exhibit B attached hereto that do not include the Global Securities Legend thereon.

                    "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, The Depository Trust Company, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depository" shall mean or include such successor.

                    "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

                    "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event
          (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities.

                    "EBITDA" means, for any period, (a) the sum of (i) Consolidated Net Income for such period (but without giving effect to extraordinary losses or gains, any gains or losses from any Asset Dispositions, any non-cash foreign currency gains or losses and any other non-cash charges or credits (other than any non-cash charge to the extent that it requires an accrual of or a reserve for cash disbursements for any future period)), plus (ii) the following (to the extent deducted in calculating such Consolidated Net Income): (A) Federal, state and local income and franchise taxes, (B) Consolidated Interest Expense, (C) depreciation expense and (D) Amortization Expense, in each case for such period, plus (iii) any decrease in the deferred off-season balance for such period, plus (iv) to the extent that EBITDA is being calculated for the first or second quarter of any fiscal year, 1.5% of revenues for the four immediately preceding quarters, minus (b) any increase in the deferred off-season balance for such period (it being understood that the treatment of the Co-Venture Partnerships for purposes of determination of EBITDA shall at all times remain consistent with the corresponding treatment of such Co-Venture Partnership as of the Issue Date, but giving effect to changes in allocation percentages that may change from time to time pursuant to negotiations among the Company or the applicable Co-Venture Subsidiary and the limited partner or partners of such Co-Venture Partnership). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be paid or distributed as a dividend to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statuses, rules and governmental regulations applicable to such Subsidiary or its stockholders.

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect as of the Issue Date.

                    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business; provided further, that the amount of the obligations of any Person with respect to an agreement to keep-well shall be as reasonably determined in good faith by the Board of Directors of the Company. The term "Guarantee" used as a verb has a corresponding meaning.

                    "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                    "Holder" or "Securityholder means the Person in whose name a Security is registered on the Registrar's books.

                    "Holdings" means S.F. Holdings, Inc., a Delaware corporation and the Company's direct parent.

                    "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

                    "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                         (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

                         (ii) the principal of and premium (if any) in
                    respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                         (iii)     all obligations of such Person in
                    respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

                         (iv) all obligations of such Person to pay the
                    deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

                         (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

                         (vi) the amount of all obligations of such Person
                    with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

                         (vii)     all Indebtedness of other Persons
                    secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

                    provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and
                    (B) the amount of such Indebtedness of such other
                    Persons;

                         (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

                         (ix) to the extent not otherwise included in this
                    definition, Hedging Obligations of such Person.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                    "Indenture" means this Indenture as amended or supplemented from time to time.

                    "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

                    "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company.at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                    "Issue Date" means the date on which the Initial Notes are originally issued.

                    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                    "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and any cash realized upon the conversion into cash by the Company or any Restricted Subsidiary of any securities received by the Company or any Restricted Subsidiary from the transferee in connection with an Asset Disposition, in either case only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required or estimated in good faith to be required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                    "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                    "Non-Recourse Indebtedness" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (ii) is directly or indirectly liable or (iii) constitutes the lender and (b) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                    "Note Guarantee" means any guarantee which may from time to time be executed and delivered by a Subsidiary of the Company pursuant to the terms of this Indenture. Each such Note Guarantee will be in the form prescribed in this Indenture.

                    "Note Guarantor" means the parties named as such in this Indenture and any other Subsidiary that has issued a Note Guarantee, until a successor replaces it and thereafter, means such successor.

                    "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company or the Note Guarantors, as applicable.

                    "Officers' Certificate" means a certificate signed by two Officers.

                    "Opinion of Counsel" means a written opinion from legal counsel which and who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. An Opinion of Counsel may assume compliance with or satisfaction of any financial tests, factual conditions or factual requirements that may relate to the subject matter of such opinion, and may state that as to factual matters counsel rendering such opinion has relied without independent investigation on statements contained in any Officers' Certificate required to be delivered to the Trustee under this Indenture or in such other officer's certificate as such counsel may deem appropriate in connection with rendering such Opinion of Counsel.

                    "Permitted Holders" means Time Warner (or any successor, by spin-off or other corporate reorganization, to all or substantially all of the business of Time Warner and its wholly-owned subsidiaries) and each of Time Warner Entertainment, Boston Ventures Limited Partnership IV, Boston Ventures Limited Partnership IVA, Aetna Casualty and Surety Company, BancBoston Capital Inc., Brinson Partners, Inc., Chemical Equity Associates,

          Macfadden Publishing, Inc. and Westpool Investment Trust PLC, or any Person, directly or indirectly, controlling or controlled by or under common control with any of the foregoing Persons.

                    "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and (viii) Capital Stock of a Permitted Joint Venture Entity, provided that the maximum amount of all Investments in Permitted Joint Venture Entities made subsequent to the Issue Date shall not exceed $50,000,000, and provided further, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Permitted Joint Venture Entity ceasing to be a Permitted Joint Venture Entity shall be deemed, in each case, to constitute the making of an Investment by the Company or applicable Restricted Subsidiary.

                    "Permitted Joint Venture Entity" means a Person other than a Subsidiary of the Company if, immediately after giving effect to the Investment by the Company or a Restricted Subsidiary in such Person and for so long as the Company, directly or indirectly, shall hold such Investment (i) such Person is engaged in, or is being organized for the purpose of engaging in, the business of owning, operating or supplying equipment or services to amusement or theme parks, (ii) such Person is not a Subsidiary of any other Person, no person (as such term is used in Sections 13(d) and 14(d) of the Exchange
          Act) owns, directly or indirectly, a percentage of the Capital Stock or Voting Stock of such Person greater than the percentage thereof owned, directly or indirectly, by the Company, (iv) no class or series of the Capital Stock of such Person has a preference as to distributions or upon liquidation over the class or series of Capital Stock held, directly or indirectly, by the Company, (v) the governing or constitutive documents of such Person (the "Governing Documents") provide that all shares or units of the class or series of Capital Stock held, directly or indirectly, by the Company are entitled to share equally and ratably with all other shares or units of such class or series in respect of distributions from such Person and upon liquidation thereof, and the Company or one or more of its Restricted Subsidiaries is entitled to receive at least annually distributions from such Person in accordance with the Governing Documents, and (vi) the Governing Documents of such Person may not be amended without the consent or approval of the Company (or the Restricted Subsidiary or Restricted Subsidiaries of the Company that hold or holds such Capital Stock). The foregoing notwithstanding, a Person shall not be a Permitted Joint Venture Entity for any purpose unless, within 30 days following the later of (x) the date of the initial Investment in such Person by the Company or a Restricted Subsidiary of the Company, or (y) the date as of which the Company or a Restricted Subsidiary of the Company wish to have such Investment first treated as an Investment in a Permitted Joint Venture Entity, the Company shall have caused to be delivered to the Trustee an officers' Certificate to the effect set forth in clauses (i), (ii) and
          (iii) of the preceding sentence and an Opinion of Counsel to the effect set forth in clauses (iv), (v) and (vi) of the preceding sentence.

                    "Permitted Liens" means, with respect to any Person,
          (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with
                                                     ----
          respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet due or payable or subject to penalties for nonpayment and which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person Dr to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
          (f) Liens existing on the Issue Date; (g) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; (h) Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (i) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or a Wholly Owned Subsidiary; (j) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; (k) Liens securing Senior Indebtedness; (1) Liens to secure the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed after the Issue Date; provided, however, that (i) the Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture,
          (ii) such Liens only extend to or cover such acquired or constructed property and do not encumber any other assets or property of the Company or any Restricted Subsidiary, (iii) such Liens are created within 180 days of construction or acquisition of such assets or property, (iv) the principal amount of any Indebtedness secured by any such Lien does not exceed the cost of assets or property so acquired or constructed and (v) the amount of Indebtedness secured by any such Lien is not subsequently increased; (m) Liens not giving rise to any Event of Default arising by reason of any judgment, decree or order of any court or arbitrator, so long as such judgment, decree or order is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order will not have been finally terminated and the period within which such proceedings may be initiated will not have expired; (n) Liens restricting the ability of a Co-Venture Subsidiary to transfer or otherwise dispose of general partnership interests in a Co-Venture Partnership pursuant to an agreement between the Company (or applicable Co-Venture Subsidiary) and the limited partner or partners of a Co-Venture Partnership; and (o) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h) and (1); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h) and (1) at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (g) and (h) above if such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06.

                    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                    "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                    "principal" of a Security means the principal of the Security payable at its Stated Maturity plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                    "Public Equity Offering" means an underwritten primary public offering of common stock (or other voting stock) of the Company, Holdings or SFEC pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar forms) under the Securities Act.

                    "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of the Company, Holdings or SFEC (as applicable) has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

                    "Qualified SFEC Replacement Notes" means any notes or debentures of SFEC Incurred to refinance the Zero Coupon Notes; provided, that Qualified SFEC Replacement Notes shall not include
          --------
          any notes or debentures Incurred in excess of the principal amount (or if issued with original issue discount, an aggregate issue price) required to refinance the Zero Coupon Notes (including payment by SFEC of reasonable and customary fees and expenses (including underwriting fees, discounts and commissions) incurred in connection therewith) at such time as the Zero Coupon Notes are refinanced.

                    "Registered Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

                    "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated June 23, 1995 among the Company, the Note Guarantors and Chemical Securities Inc.

                    "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances", and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted by this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary (to the extent permitted by this Indenture)) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

                    "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the date of this Indenture.

                    "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

                    "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                    "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

                    "SEC" means the Securities and Exchange Commission.

                    "Securities" means, collectively, the Initial Notes and, when and if issued as provided in the Registration Rights Agreement, the Exchange Notes.

                    "Securities Custodian" means the custodian with respect to the Global Security (as appointed by the Depository), or any successor entity thereto and shall initially be the Trustee.

                    "Securities Act" means the Securities Act of 1933, as amended.

                    "Senior Bank Facility" means the $600,000,000 senior secured credit facility among the Company, the financial institutions party thereto and Chemical Bank, as agent for such financial institutions, as such facility is in effect on the Issue Date.

                    "Senior Bank Documents" means the collective reference to the Senior Bank Facility, the notes issued pursuant thereto and the Guarantees thereof and the Security Documents, the Indemnity, Subrogation and Contribution Agreement and the Pledge Agreement (each as defined in the Senior Bank Facility and as in effect on the Issue Date).

                    "Senior Indebtedness" means all Indebtedness of the Company, including interest and fees thereon, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities),
          (4) any Indebtedness or obligation of the Company which is expressly subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations in respect of any Capital Stock, or (6) any Indebtedness Incurred in violation of this Indenture. Senior Indebtedness of any Note Guarantor shall have a correlative meaning.

                    "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

                    "SFEC" means Six Flags Entertainment Corporation, a Delaware corporation, and the Company's indirect parent.

                    "S.F. Partnership" means the general partnership between the Company and SFTP Inc., a Subsidiary of the Company, which partnership, as of the Issue Date, owns a substantial portion of the assets of the Company's theme parks located in California, Missouri and New Jersey.

                    "Shelf Registration Statement" has the meaning given to that term in the Registration Rights Agreement.

                    "Significant Subsidiary" means (i) any domestic Subsidiary of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period,
          (ii) any foreign Subsidiary of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with generally accepted accounting principles, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period, or (iii) any Subsidiary of the Company which, if merged with all Defaulting Subsidiaries of the Company, would at the time of determination either (A) have had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which would have constituted at least 10% of the Company's total revenues on a consolidated basis for such period (each such determination being made in accordance with generally accepted accounting principles). "Defaulting Subsidiary" means any Subsidiary of the Company with respect to which a Default has occurred.

                    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                    "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

                    "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                    "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $300,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "All (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organized (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,
          (iv) Investments in commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-111 (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Corporation, and (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Corporation or "All by Moody's Investors Service, Inc.

                    "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (Section) 77aaa-77bbbb) as in effect on the date of this Indenture.

                    "Time Warner" means Time Warner Inc., a Delaware corporation.

                    "Time Warner Entertainment" means Time Warner
          Entertainment Company, L.P., a Delaware limited partnership.

                    "Time Warner Entertainment Partnership Agreement" means the Agreement dated as of October 29, 1991, among C. Itoh & Co., Ltd., a Japanese corporation, Toshiba Corporation, a Japanese corporation, Time Warner, Home Box Office, Inc., a Delaware corporation, Warner Bros. Inc., a Delaware corporation, Warner Cable Communications Inc., a Delaware corporation, and Warner Communications Inc., a Delaware corporation, as amended.

                    "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                    "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

                    "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                    "Trust officer", when used with respect to the Trustee, means any officer within the Corporate Trust Division (or any successor group) of the Trustee, including without limitation any Vice President, any Assistant Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, who shall, in any case, be responsible for the administration of this document or have familiarity with it, and also means, with respect to particular corporate trust matters, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                    "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                    "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the provisions of Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                    "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                    "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                    "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company, all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                    "Zero Coupon Notes" means the Zero Coupon Senior Notes of SFEC due December 19, 1999.

                    SECTION 1.02. Other Definitions.
                                  -----------------
                                                             Defined in
                                Term                           Section
                                ----                         ----------
           "Affiliate Transaction" . . . . . . . . . . .         4.07
           "Agent Members" . . . . . . . . . . . . . . .         2.01(b)
           "Bankruptcy Law"  . . . . . . . . . . . . . .         6.01
           "Blockage Notice" . . . . . . . . . . . . . .        10.03
           "covenant defeasance option"  . . . . . . . .         8.01(b)
           "Custodian" . . . . . . . . . . . . . . . . .         6.01
           "Domestic Corporation"  . . . . . . . . . . .         5.01
           "Event of Default"  . . . . . . . . . . . . .         6.01
           "Global Security" . . . . . . . . . . . . . .         2.01(a)
           "legal defeasance option" . . . . . . . . . .         8.01(b)
           "Legal Holiday" . . . . . . . . . . . . . . .        12.08
           "Non Global Purchaser"  . . . . . . . . . . .         2.01(c)
           "Obligations" . . . . . . . . . . . . . . . .        11.01
           "Offer" . . . . . . . . . . . . . . . . . . .         4.06(b)
           "Offer Amount"  . . . . . . . . . . . . . . .         4.06(c)
           "Offer Period"  . . . . . . . . . . . . . . .         4.06(c)
           "pay the Securities"  . . . . . . . . . . . .        10.03
           "Paying Agent"  . . . . . . . . . . . . . . .         2.03(a)
           "Payment Blockage Period" . . . . . . . . . .        10.03
           "Purchase Agreement"  . . . . . . . . . . . .         2.01(a)
           "Purchase Date" . . . . . . . . . . . . . . .         4.06(c)
           "QIB" . . . . . . . . . . . . . . . . . . . .         2.01(a)
           "Registrar" . . . . . . . . . . . . . . . . .         2.03
           "Restricted Payment"  . . . . . . . . . . . .         4.04
           "Rule 144A" . . . . . . . . . . . . . . . . .         2.01(a)
           "Scheduled Amount"  . . . . . . . . . . . . .         4.03(b)
           "Successor Company" . . . . . . . . . . . . .         5.01

                    SECTION 1.03. Incorporation by Reference of Trust
                                  -----------------------------------
          Indenture Act.  This Indenture is subject to the mandatory
          ---------
          provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                    "Commission" means the SEC.

                    "indenture securities" means the Securities.

                    "indenture security holder" means a Securityholder.

                    "indenture to be qualified" means this Indenture.

                    "indenture trustee" or "institutional trustee" means the Trustee.

                    "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                    All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                    SECTION 1.04. Rules of Construction.  Unless the
                                  ---------------------
          context otherwise requires:

                         (1)  a term has the meaning assigned to it;

                         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                         (3)  "or" is not exclusive;

                         (4)  "including" means including without
                    limitation;

                         (5) words in the singular include the plural and words in the plural include the singular;

                         (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                         (7)  the principal amount of any noninterest
                    bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

                         (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                      ARTICLE 2

                                    The Securities
                                    --------------

                    SECTION 2.01. Form and Dating.  The Initial Notes and
                                  ---------------
          the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated by reference and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any
                                                                   ----
          such notation, legend or endorsement is in a form acceptable to the Company). A copy of any such legends, notations or endorsements shall be furnished to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture.

                    (a)  Global Securities.  The Initial Notes are being
                         -----------------
          offered and sold by the Company pursuant to a Purchase Agreement, dated June 16, 1995, among the Company, the Note Guarantors and Chemical Securities Inc. (the "Purchase Agreement").

                    Initial Notes in the form of Exhibit A hereto and the Exchange Notes in the form of Exhibit B hereto shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons, with the Global Securities Legend and, in the case of the Initial Notes, the Restricted Securities Legend, as set forth in such Exhibits (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Notes and the Exchange Notes, as the case may be, represented thereby with the Trustee, at its New York office, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                    (b)  Book-Entry Provisions.  This Section 2.01(b) shall
                         ---------------------
          apply only to the Global Security deposited with or on behalf of the Depository.

                    The Company shall execute and the Trustee shall, upon receipt of an Officers' Certificate, in accordance with this
          Section 2.01(b) and Section 2.02, authenticate and deliver initially one or more Global Securities that (a) shall be

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


          registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

                    Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of.a holder of a beneficial interest in any Global Security.

                    (c)  Certificated Securities.  Except as provided in
                         -----------------------
          Section 2.06(f) and 2.09, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Definitive Securities.

                    SECTION 2.02. Execution and Authentication.  Two
                                  ----------------------------
          Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                    If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                    A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                    The Trustee shall authenticate and deliver: (1) Initial Notes for original issue in an aggregate principal amount of $285,000,000 and (2) Exchange Notes for issue only in a Registered Exchange Offer, pursuant to the Registration Rights Agreement, for Initial Notes for a like principal amount of Initial Notes exchanged pursuant thereto, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Notes or Exchange Notes and whether or not such notes shall bear the Restricted Securities Legend (and if not, confirmation that a registration statement with respect to such notes has been declared effective by the Commission). The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

                    The Trustee may appoint (at the expense of the Company) an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                    SECTION 2.03. Registrar and Paying Agent.  The Company
                                  --------------------------
          shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                    The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.

                    The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                    SECTION 2.04. Paying Agent To Hold Money in Trust.
                                  -----------------------------------
          Prior to each due date of the principal (or Accreted Value, as the case may be) of and any liquidated damages and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal (or Accreted Value, as the case may be), any liquidated damages and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal (or Accreted Value, as the case may be) of or any liquidated damages or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                    SECTION 2.05. Securityholder Lists.  The Trustee shall
                                  --------------------
          preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                    SECTION 2.06. Transfer and Exchange.  (a)    Transfer
                                  ---------------------          --------
          and Exchange of Definitive Securities.  When Definitive
          -------------------------------------
          Securities are presented to the Registrar with a request:

                    (x)  to register the transfer of such Definitive
               Securities; or

                    (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

          the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities
               --------  -------
          surrendered for transfer or exchange:

                         (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or coregistrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                         (ii) in the case of Transfer Restricted Securities
                    that are Definitive Securities, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                              (A)  if such Transfer Restricted Securities
                         are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

                              (B)  if such Transfer Restricted Securities
                         are being transferred to the Company or to a QIB in accordance with Rule 144A under the Securities Act, a certification to that effect (in the form set forth on the reverse of the Security); or

                              (C)  if such Transfer Restricted Securities
                         are being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities
                         Act: (i) a certification to that effect (in the form set forth on the reverse of the Security),
                         (ii) if the Company or Registrar so requests, an Opinion of Counsel, certifications and/or other information reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act and (iii) in the case of clause (x), a signed letter substantially in the form of Exhibit C hereto.

                    (b)  Restrictions on Transfer of a Definitive Security
                         -------------------------------------------------
          for a Beneficial Interest in a Global Security.  A Definitive
          ----------------------------------------------
          Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                    (i) if such Definitive Security is a Transfer Restricted Security, certification, in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

                    (ii) whether or not such Definitive Security is a
               Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

                    (c)  Transfer and Exchange of Global Securities.  The
                         ------------------------------------------
          transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

                    (d)  Transfer of a Beneficial Interest in a Global
                         ---------------------------------------------
          Security for a Definitive Security.
          ----------------------------------

                    (i) Subject to Section 2.01(c) any person having a beneficial interest in a Global Security that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A),(B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Security of the same aggregate principal amount. Upon receipt by the Trustee of written instructions or such other form of.instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile);

                         (A)  if such beneficial interest is being
                    transferred to the Person designated by the Depository as being the owner of a beneficial interest in a Global Security, a certification from such Person to that effect (in the form set forth on the reverse of the Security); or

                         (B)  if such beneficial interest is being
                    transferred to a QIB in accordance with Rule 144A under the Securities Act, a certification to that effect (in the form set forth on the reverse of the Security); or

                         (C)  if such beneficial interest is being
                    transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect from the transferee or transferor (in the form set forth on the reverse of the Security), (ii) if the Company or Registrar so requests, an opinion of Counsel, certifications and/or other information from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, and (iii) in the case of clause (x), a signed letter in the form of Exhibit C hereto;

          then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee a Definitive Security.

                    (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive

          Securities to the persons in whose names such Securities are so registered in accordance with the instructions of the Depository.

                    (e)  Restrictions on Transfer and Exchange of Global
                         -----------------------------------------------
          Securities.  Notwithstanding any other provisions of this
          ----------
          Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                    (f)  Authentication of Definitive Securities.  If at
                         ---------------------------------------
          any time:

                    (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                    (ii) the Company, in its sole discretion, notifies the
               Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

          then the Company will execute, and the Trustee, upon receipt of a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company requesting the authentication and delivery of Definitive Securities to the Persons designated by the Company, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of Global Securities, in exchange for such Global Securities.

                    (g)  Legend.
                         ------

                         (i)  Except as permitted by the following
                    paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION

               IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

               THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)I ONLY (A) TO THE COMPANY,
               (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
               (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE IS RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D)i (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSES (A)-(F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER,AFTER THE RESALE RESTRICTION TERMINATION DATE."

                    (ii) Upon any sale or transfer of a Transfer Restricted
               Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                         (A)  in the case of any Transfer Restricted
                    Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                         (B)  any such Transfer Restricted Security
                    represented by a Global Security shall not be subject to the provisions set forth in clause (i) of this
                    Section 2.06(g) (such sales or transfers being subject only to the provisions of Section 2.06(e) hereof); provided, however, that with respect to any request for
                    --------  -------
                    an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                    (h)  Cancellation or Adjustment of Global Security.  At
                         ---------------------------------------------
          such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                    (i)  Obligations with Respect to Transfers and
                         -----------------------------------------
          Exchanges of Securities.
          -----------------------

                    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                    (ii) No service charge shall be made for any
               registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

                    (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem

               Securities or 15 Business Days before an interest payment date.

                    (iv) Prior to the due presentation for registration of
               transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any coregistrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal (or Accreted Value, as the case may be) of and any liquidated damages and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                    (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                    (j)  No Obligation of the Trustee. (i) The Trustee
                         ----------------------------
          shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                    (ii) The Trustee shall have no obligation or duty to
               monitor, determine or inquire as to compliance with any state or federal securities laws or any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than (to the extent the Securities are held in definitive or certificated form, but not with respect to any Global Security) to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                    SECTION 2.07. Replacement Securities.  If a mutilated
                                  ----------------------
          Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
          Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                    Every replacement Security is an additional obligation of the Company.

                    SECTION 2.08. Outstanding Securities.  Securities
                                  ----------------------
          outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                    If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                    If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal (or Accreted Value, as the case may be) and any liquidated damages and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.


                    SECTION 2.09. Temporary Securities. (a) Until
                                  --------------------
          Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.

          Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities.

                    (b) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to
          Section 2.01 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.06 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or
          (ii) an Event of Default has occurred and is continuing.

                    (c) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Initial Notes of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in principal denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Initial Note delivered in exchange for an interest in the Global Security shall, except as otherwise provided by
          Section 2.06(b), bear the Restricted Securities Legend set forth in Exhibit A hereto.

                    (d) Subject to the provisions of Section 2.09(c), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                    (e) In the event of the occurrence of either of the events specified in Section 2.09(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                    SECTION 2.10. Cancellation.  The Company at any time
                                  ------------
          may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company, prior to such cancellation or destruction, the Trustee receives written directions from the Company to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                    SECTION 2.11. Defaulted Interest.  If the Company
                                  ------------------
          defaults in a payment of interest or liquidated damages on the Securities, the Company shall pay defaulted interest on such interest or liquidated damages, as the case may be (plus interest on such defaulted interest to the extent lawful), in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as in this subsection provided.

                    SECTION 2.12. CUSIP Numbers.  The Company in issuing
                                  -------------
          the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that
                                                  --------  -------
          any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                      ARTICLE 3

                                      Redemption
                                      ----------

                    SECTION 3.01. Notices to Trustee.  If the Company
                                  ------------------
          elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

                    The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

                    SECTION 3.02. Selection of Securities To Be Redeemed.
                                  --------------------------------------
          If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000.
          Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                    SECTION 3.03. Notice of Redemption.  At least 30 days
                                  --------------------
          but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                    The notice shall identify the Securities to be redeemed and shall state:

                    (1)  the redemption date;

                    (2)  the redemption price;

                    (3)  the name and address of the Paying Agent;

                    (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                    (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                    (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest or liquidated damages, if any, on Securities (or portion thereof) called for redemption ceases to accrue and the Accreted Value of the Securities ceases to accrete on and after the redemption date;

                    (7) the CUSIP number, if any, printed on the Securities being redeemed; and

                    (8) that no representation is-made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                    At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                    SECTION 3.04. Effect of Notice of Redemption.  Once
                                  ------------------------------
          notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to the redemption date; provided that if the redemption date
                                       --------
          is after a regular record date and on or prior to an interest payment date, the accrued interest and liquidated damages, if any, shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                    SECTION 3.05. Deposit of Redemption Price.  Prior to
                                  ---------------------------
          the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and liquidated damages, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                    SECTION 3.06. Securities Redeemed in Part.  Upon
                                  ---------------------------
          surrender of a Security teat is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                      ARTICLE 4

                                      Covenants
                                      ---------

                    SECTION 4.01. Payment of Securities.  The Company shall
                                  ---------------------
          promptly pay the principal (or the Accreted Value, as the case may be) of, any liquidated damages and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal (or the Accreted Value, as the case may be), any liquidated damages and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal (or the Accreted Value, as the liquidated damages and interest then due the Paying Agent, as the case may be, is paying such money to the Securityholders pursuant to the terms of this Indenture.

                    The Company shall pay interest on overdue principal (or the Accreted Value, as the case may be) at the rate specified therefor in the Securities, and it shall pay case may be), any and the Trustee or not prohibited from on that date interest on overdue installments of interest or liquidated damages at the same rate to the extent lawful.

                    SECTION 4.02. SEC Reports.  The Company shall file with
                                  -----------
          the Trustee and provide current (at their addresses as set forth in the register of Securities), within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain or be subject to the reporting requirements of
          Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee and current (at their addresses as set forth in the register of Securities) and prospective Securityholders with the annual, quarterly and other reports at the times and containing in all material respects the information specified in Sections 13 and 15(d) of the Exchange Act, except that the Company shall not be required to disclose detailed management remuneration information, such as the amount and nature of the compensation received by individual executive officers of the Company. The Company also shall comply with the other provisions of TIA (Section) 314(a).

                    SECTION 4.03. Limitation on Indebtedness. (a) The
                                  --------------------------
          Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company
                                      --------  -------
          may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.00:1.00 if such Indebtedness is Incurred on or prior to June 15, 1999; and 2:50:1.00 if such Indebtedness is Incurred thereafter.

                    (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following
          Indebtedness:
                    (i) Indebtedness under the Senior Bank Facility (as the same may be amended from time to time, without increasing the committed amount outstanding, except as otherwise permitted by this Section) and any Refinancing Indebtedness with respect thereto or Indebtedness under any other credit agreement, indenture or agreement in an aggregate principal amount on the date of Incurrence which, when added to all other Indebtedness Incurred pursuant to this clause (i) and then outstanding, shall not exceed the sum of the outstanding Indebtedness under the Senior Bank Facility on the Issue Date and the unused commitments thereunder on the Issue Date; provided, however, that the
                                             --------  -------
               aggregate principal amount of Indebtedness that may be Incurred pursuant to this clause (i) may not cause the aggregate principal amount of Indebtedness outstanding pursuant to this clause (i) to exceed, as of the date of such Incurrence, the Scheduled Amount. The "Scheduled Amount" is equal to $600,000,000, as reduced from time to time by an amount equal to (A) each scheduled principal amortization payment and (B) each mandatory prepayment (other than mandatory prepayments in respect of the Company's consolidated excess cash flow) which the Company is required to make pursuant to the terms of the Senior Bank Facility as in effect on the Issue Date;

                    (ii) Indebtedness (A) of the Company owing to and held
               by any Wholly Owned Subsidiary, (B) of any Restricted Subsidiary owing to and held by the Company or any other Wholly Owned Subsidiary, provided, however, that any
                                        --------  -------
               subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                    (iii) Indebtedness represented by the Securities, any Indebtedness (other than the Indebtedness described in clauses (i) and (ii) above and Indebtedness of any of the Co-Venture Subsidiaries or Co-Venture Partnerships) outstanding on the date of this Indenture and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii);

                    (iv) Indebtedness of the Company and its Restricted
               Subsidiaries (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company and the Restricted Subsidiaries to their customers in the ordinary course of their business, and (B) under Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business consistent with past practices; provided, however, that in the case of Currency
                          --------  -------
               Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

                    (v) Indebtedness of a Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (A) as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto;

                    (vi) additional Indebtedness of the Company, any of the
               Co-Venture Subsidiaries or any of the Co-Venture Partnerships in an aggregate principal amount outstanding at any time not in excess of $30,000,000 which Indebtedness may, but need not, be incurred under the Senior Bank Facility or any Refinancing Indebtedness in respect thereof; and

                    (vii) Indebtedness represented by the Note Guarantees, Guarantees of Indebtedness Incurred pursuant to clause (i) above and Guarantees of Indebtedness of the Company Incurred pursuant to clause (vi) above.

                    (c) Notwithstanding any other provision of this Section, the Company shall not Incur any Indebtedness (i) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations or (ii) if such Indebtedness is subordinate or junior in ranking in any respect to any Senior

          Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company shall not Incur any secured Indebtedness (other than Senior Indebtedness) unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such secured Indebtedness for so long as such secured Indebtedness is secured by a Lien.

                    SECTION 4.04. Limitation on Restricted Payments. (a)
                                  ---------------------------------
          The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly owned Subsidiary, to its other shareholders on a pro rata basis or, with respect solely to each of the Co-Venture Partnerships, or their successors, in such proportion and in such order of priority as may be provided for in the respective agreements in effect from time to time between the Company (or the applicable Co-Venture Subsidiary) and the limited partner or partners of such Co-Venture Partnership relating to the theme park owned as of the Issue Date by the applicable Co-Venture Partnership), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary,
          (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity,.scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due with'-@n one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                    (1) a Default shall have occurred and be continuing (or would result therefrom);

                    (2) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); or

                    (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of:

                         (A)  50% of an amount equal to EBITDA minus
                    Consolidated Interest Expense, Capital Expenditures and the cash portion of income tax expense during the period (treated as,one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such amount shall be a deficit, minus 100% of such deficit);

                         (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or similar trust established by the Company or any of its Restricted Subsidiaries) or voluntary cash capital contributions made to the Company subsequent to the Issue Date;

                         (C) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or similar trust established by the Company or any of its Restricted Subsidiaries subsequent to the Issue Date; provided, however, that
                                                  --------  -------
                    if such plan or trust Incurs any Indebtedness to or Guaranteed by the Company to finance the acquisition of such Capital Stock, such aggregate amount shall be limited to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock;

                         (D)  the amount by which Indebtedness of the
                    Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company into or for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company upon such conversion or exchange); and

                         (E) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from
                    (i) payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

                    (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                    (i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust established by the Company or any of its Restricted Subsidiaries) or of a voluntary cash capital contribution to the Company; provided, however, that (A)
                                            --------  -------
               such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from
               Section 4.04(a)(3)(B);

                    (ii) any purchase or redemption of Subordinated
               obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to
               Section 4.03; provided, however, that such Indebtedness (A)
                             --------  -------
               shall be subordinated to the Securities and shall be subordinated to Senior Indebtedness and Senior Subordinated Indebtedness to at least the same extent as the Subordinated obligations so exchanged, purchased or redeemed, (B) shall have a Stated Maturity later than the Stated Maturity of the Securities and (C) shall have an Average Life greater than the remaining Average Life of the Securities; provided,
                                                             --------
               further, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                    (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such purchase or
                                --------  -------
               redemption shall be excluded in the calculation of the amount of Restricted Payments;

                    (iv) dividends paid within 60 days after the date of
               declaration thereof or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or commitment such dividend or other Restricted Payment would have complied with Section 4.04(a); provided, however, that at the time of
                                     --------  -------
               payment of such dividend or other Restricted Payment, no other Default shall have occurred and be continuing (or would result therefrom); provided, further, however, that
                                        --------  -------  -------
               such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

                    (v) payment of dividends or other distributions by the Company for the purposes set forth in clauses (A) and (B) below: (A) to SFEC and/or Holdings to the extent necessary for SFEC and Holdings to pay (x) reasonable expenses in the ordinary course of business in connection with preparing and distributing annual reports, proxy statements and other financial reports as may be required by applicable law or stock exchange regulation, (y) state corporate franchise taxes, directors' fees and directors' meeting expenses, directors' and officers' insurance premiums, transfer agent fees and expenses, stock exchange listing fees and expenses and (z) other reasonable administrative expenses actually incurred in the ordinary course of business; provided that
                                                            --------
               the amount permitted to be paid or distributed pursuant to this clause (z) shall not exceed $1,000,000 in any fiscal year; and (B) to SFEC or Holdings for Federal, state and local income taxes and related expenses attributable to 'the income of the Company and its Restricted Subsidiaries pursuant to the tax sharing agreement as in effect on the Issue Date;

                    (vi) so long as no Event of Default or Default shall
               have occurred and be continuing (or would result therefrom), the declaration and payment of dividends (or the making of loans or advances), directly or through Holdings, to SFEC for the purpose of and in an amount which shall not exceed the amount necessary for the payment in cash of the interest expense on outstanding Qualified SFEC Replacement Notes as such interest becomes due and payable in cash;

                    (vii) so long as no Event of Default or Default shall have occurred and be continuing (or would result therefrom), the one-time declaration and payment of a dividend (or the one-time making of a loan or advance), directly or through Holdings, to SFEC in an amount no greater than the amount necessary for the redemption, repurchase, defeasance or other acquisition or retirement for value of all outstanding Zero Coupon Notes on or prior to their Stated Maturity and the payment by SFEC of reasonable and customary fees and expenses incurred in connection therewith;

                    (viii) so long as no Event of Default or Default shall have occurred and be continuing (or would result therefrom), the purchase, redemption, retirement or other acquisition by the Company or any Restricted Subsidiary of limited partnership interests in the limited partners in the Co-Venture Partnerships, or their successors, in accordance with and in the manner required by the terms of any agreement entered into by the Company or any Restricted Subsidiary of the Company with either such partnership in connection with the extension beyond December 31, 1997 of the Company's management arrangements with respect to the theme park owned as of the Issue Date by the applicable partnership; or

                    (ix) dividends or distributions made by the Company to
               the extent attributable to the net proceeds of any Non-Recourse Indebtedness Incurred by Unrestricted Subsidiaries of the Company. Notwithstanding the foregoing, a payment made to SFEC or Holdings for any purpose described in clause
               (v)(A) of this paragraph shall be deemed to be a payment permitted by such clause only if, not later than 180 days following the making of such payment, SFEC or Holdings, as the case may be, shall either have (i) actually paid the expenses in respect of which such payment was made, or (ii) returned to the Company any portion of such payment made in respect of an expense that has not been paid; provided, that
                                                             --------
               the return of any such amount shall not prevent the Company from making a later payment to SFEC or Holdings pursuant to said clause (v)(A) to the extent then required by SFEC or Holdings to pay such expense; and, provided further, that if
                                                  --------
               any amount so returned to the Company pursuant to this sentence is in respect of a payment made to SFEC or Holdings in order to pay an expense contemplated by clause (v)(A)(z), then the amount so returned shall not be included in calculating the $1,000,000 annual limitation on such payments set forth therein.

                    SECTION 4.05. Limitation on Restrictions on
                                  -----------------------------
          Distributions from Subsidiaries.  The Company shall not, and
          -------------------------------
          shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

                    (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including those arising under the Senior Bank Facility;

                    (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                    (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting the Incurrence of Refinancing Indebtedness with respect to Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section or contained in any amendment to an agreement referred to in clause (1) or (2) of this Section; provided, however, that the encumbrances
                                --------  -------
               and restrictions with respect to any Restricted Subsidiary contained in any such Refinancing Indebtedness agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions contained in such agreements;

                    (4) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary or (D) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements;

                    (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

                    (6) any encumbrance or restriction with respect to a Co-Venture Partnership imposed pursuant to the applicable agreement in effect from time to time between the Company (or the applicable Co-Venture Subsidiary) and the limited partner or partners of each Co-Venture Partnership.

                    SECTION 4.06. Limitation on Sales of Assets and
                                  ---------------------------------
          Subsidiary Stock. (a) The Company shall not, and shall not permit
          ----------------
          any Restricted Subsidiary to, make any Asset Disposition unless
          (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents provided, however, that in
                                           --------  -------
          respect of an Asset Disposition, more than 25% of the consideration may consist of consideration other than cash or cash equivalents if (A) the portion of such consideration that does not consist of cash or cash equivalents consists of assets of a type ordinarily used in the operation of theme parks (including Capital Stock of a Person that shall become a Restricted Subsidiary and that holds such assets) to be used by the Company or a Restricted Subsidiary in the conduct of the Company's business, (B) the terms of such Asset Disposition have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such transaction, and (C) the Board of Directors of the Company has received a written opinion of a nationally recognized investment banking firm to the effect that such Asset Disposition is fair, from a financial point of view, to the Company and the Company has delivered a copy of such opinion to the Trustee; provided,
                                                               --------
          however, that no such opinion shall be required in connection
          -------
          with any such Asset Disposition unless the value of the assets being disposed of by the Company or such Restricted Subsidiary in such transaction (as determined in good faith by such members of the Board of Directors of the Company) is at least $10,000,000, and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than any Preferred Stock) of a Wholly Owned Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness (other than any Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company (other than Indebtedness Incurred pursuant to Section 4.03(b)(i))) within one year after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the

          Company elects, to invest in Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash (which, in the case of an Asset Disposition by a Co-Venture Partnership, shall be deemed to be the amount of such Net Available Cash distributed to the applicable Co-venture Subsidiary, in which case the offer to purchase the Notes shall be made by the applicable Co-Venture Subsidiary or the Company) after application in accordance with clauses (A) and (B), to make an offer to purchase Securities pursuant and subject to the conditions of this Indenture to the Securityholders at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest or, prior to the third anniversary of the Issue Date, 100% of the Accreted Value thereof, to and including the purchase date, and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to (x) acquire Additional Assets (other than Indebtedness and Capital Stock) or (y) prepay, repay or purchase Indebtedness of the Company (other than Indebtedness owed to an Affiliate of the Company and other than Preferred Stock of the Company) or Indebtedness of any Restricted Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company), in each case described in this clause (D) within one year from the receipt of such Net Available Cash or, if the Company has made an Offer pursuant to clause (C), six months from the date such offer is consummated; provided, however, that in connection
                                     --------  -------
          with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C) or (D) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

          Notwithstanding the foregoing provisions, the Company and the Restricted Subsidiaries shall not be required (x) to comply with the foregoing provisions relating to the application of proceeds from Asset Dispositions consisting of sales or other dispositions of rides and attractions (together with any related equipment) in any fiscal year with an aggregate value not in excess of $5,000,000; provided, however, that the aggregate amount of Asset
                      --------  -------
          Dispositions exempted from such provisions subsequent to the Issue Date shall not exceed $25,000,000, or (y) to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section exceeds $500,000. The Company shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) (exclusive of amounts described in clause (x) of the preceding sentence) is less than $5,000,000 for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Permitted Investments.

                    For the purposes of this Section, the following shall be deemed to be cash: (x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

                    (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(C), the Company shall be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount, plus accrued interest or, prior to the third anniversary of the Issue Date, 100% of their Accreted Value, to and including the purchase date in accordance with the procedures (including pro-rationing in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the Securities tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with
          Section 4.06(a)(iii)(D).

                    (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recent annual report, quarterly reports, if any, subsequent to such annual reports and any current reports subsequent to the most recent annual or quarterly report, as the case may be, required to be delivered pursuant to Section 4.02 hereof, other than current reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the

          Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

                    (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

                    (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in principal denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                    (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an officers' Certificate stating that such Securities are to be accepted-by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                    (d)  The Company shall comply, to the extent
          applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                    SECTION 4.07. Limitation on Transactions with
                                  -------------------------------
          Affiliates. (a) The Company shall not, and shall not permit any
          ----------
          Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2,000,000, the terms of such Affiliate Transaction have been approved by a majority of the members of the Board of Directors having no personal stake (distinct from the interest of the Company) in such Affiliate Transaction (and such majority determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10,000,000, the Company has received a written opinion from an independent investment banking firm that such transaction is fair to the Company from a financial point of view.

                    (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any transaction between the Company and a Wholly owned Subsidiary or between Wholly Owned Subsidiaries,
          (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company or any Restricted

          Subsidiary or (v) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries.

                    SECTION 4.08. Change of Control. (a) Upon a Change of
                                  -----------------
          Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, or, prior to the third anniversary of the Issue Date, 101% of the Accreted Value thereof, in either case to and including the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b). In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

                    (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                    (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, or, prior to the third anniversary of the Issue Date, 101% of the Accreted Value thereof, in either case to and including the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

                    (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                    (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                    (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                    (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                    (d) on the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                    (e)  The Company shall comply, to the extent
          applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                    SECTION 4.09.  Compliance Certificate.  The Company and
                                   ----------------------
          each Note Guarantor shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company or such Note Guarantor (as applicable) an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company or such Note Guarantor, as the case may be, they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company or such Note Guarantor (as applicable) is taking or proposes to take with respect thereto. The Company also shall comply with TIA (Section) 314(a)(4).

                    SECTION 4.10. Further Instruments and Acts.  Upon
                                  ----------------------------
          request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                    SECTION 4.11  Limitation on Liens.  The Company shall
                                  -------------------
          not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the date of this Indenture or thereafter acquired, securing anyobligation other than Permitted Liens unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or on a senior basis, in the case of Indebtedness subordinated in right of payment to the Securities) such obligation for so long as such obligation is so secured.

                    SECTION 4.12. Limitation on Sale/Leaseback
                                  ----------------------------
          Transactions.  The Company shall not, and shall not permit any
          ------------
          Restricted Subsidiary to, enter into a Sale/Leaseback Transaction unless: (a)(i) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on the property to secure Indebtedness in an amount at least equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction without equally and ratably securing the Securities as required under Section 4.11 and (ii) the Sale/Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with,
          Section 4.06; or (b) the net cash proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property, and the Company or such Restricted Subsidiary applies an amount in cash equal to such net proceeds to the retirement, within one year of the effective date of any such Sale/Leaseback Transaction, of the Securities.

                    SECTION 4.13. Limitation on Lines of Business.  The
                                  -------------------------------
          Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than those businesses in which the Company is engaged on the date of this Indenture, the theme park business or those businesses directly related to either.

                    SECTION 4.14. Future Note Guarantors.  The Company
                                  ----------------------
          shall cause each Restricted Subsidiary (other than a Co-Venture Partnership or a Subsidiary thereof) which Incurs Indebtedness or which is a guarantor of Indebtedness Incurred pursuant to Section 4.03(b)(i) (unless such Subsidiary is a Note Guarantor) to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto, pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes, as provided in
          Section 11.06.

                                      ARTICLE 5

                                  Successor Company
                                  -----------------

                    SECTION 5.01. When Company May Merge or Transfer
                                  ----------------------------------
          Assets.  The Company shall not consolidate with or merge with or
          ------
          into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                    (i) the resulting, surviving or transferee Person (the "Successor Company") is a corporation, partnership, limited liability company or business trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (a "Domestic Company") and the Successor Company (if not the Company) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                    (ii) immediately after giving effect to such
               transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                    (iii) immediately after giving effect to such transaction, the Consolidated Coverage Ratio of the Successor Company is at least 2.00:1;

                    (iv) immediately after giving effect to such
               transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                    (v) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                    The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a lease of all or substantially all its assets shall not be released from the obligation to pay the principal (or the Accreted Value, as the case may be) of and interest on the Securities.

                    Notwithstanding the foregoing clauses (ii), (iii) and
          (iv), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with any Affiliate which is a Domestic Company incorporated for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                                      ARTICLE 6

                                Defaults and Remedies
                                ---------------------

                    SECTION 6.01. Events of Default.  An "Event of Default"
                                  -----------------
          occurs if:

                    (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

                    (2) the Company (i) defaults in the payment of the principal (or the Accreted Value, as the case may be) of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

                    (3)  the Company fails to comply with Section 5.01;

                    (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13 or 4.14
               (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

                    (5) the Company or any Note Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                    (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000 or its foreign currency equivalent at the time and such default continues for 10 days after the notice specified below;

                    (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                         (A)  commences a voluntary case;

                         (B) consents to the entry of an order for relief against it in an involuntary case;

                         (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                         (D) makes a general assignment for the benefit of its creditors;

               or takes any comparable action under any foreign laws relating to insolvency;

                    (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                         (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                         (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                         (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

               or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

                    (9) any judgment or decree for the payment of money in excess of $10,000,000 or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

                    (10) any Note Guarantee shall cease to be in full force
               and effect (except as contemplated by the terms thereof) or any Note Guarantor shall deny or disaffirm its obligations under this Indenture or any Note Guarantee and such Default continues for 10 days.

                    The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                    The term "Bankruptcy Law" means Title 11, United States
                                                              -------------
          Code, or any similar Federal or state law for the relief of
          ----
          debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                    A Default under clause (4), (5) or (6) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                    The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause
          (3), (6) and (7) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause
          (4), (5), (8), (9) or (10), its status and what action the Company is taking or proposes to take with respect thereto.

                    SECTION 6.02. Acceleration.  If an Event of Default
                                  ------------
          (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of, or if prior to the third anniversary of the Issue Date the Accreted Value of, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal or Accreted Value, as the case may be, and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal (or Accreted Value, as the case may be) of and interest on all the Securities shall @so facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or Accreted Value, as the case may be, or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                    SECTION 6.03. Other Remedies.  If an Event of Default
                                  --------------
          occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal (or Accreted Value, as the case may be) of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                    The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                    SECTION 6.04.  Waiver of Past Defaults.  The Holders of
                                   -----------------------
          a majority in principal amount to the Securities by notice to the Trustee may waive an existing Default and its consequences except
          (i) a Default in the payment of the principal (or Accreted Value, as the case may be) of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                    SECTION 6.05. Control by Majority.  The Holders of a
                                  -------------------
          majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided,
                                                           --------
          however, that the Trustee may take any other action deemed proper
          -------
          by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                    SECTION 6.06. Limitation on Suits.  A Securityholder
                                  -------------------
          may not pursue any remedy with respect to this Indenture or the Securities unless:

                    (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                    (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                    (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                    (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                    (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                    A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                    SECTION 6.07.  Rights of Holders to Receive Payment.
                                   ------------------------------------
          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal (or Accreted Value, as the case may be) of and any liquidated damages and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                    SECTION 6.08. Collection Suit by Trustee.  If an Event
                                  --------------------------
          of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
          Section 7.07.

                    SECTION 6.09. Trustee May File Proofs of Claim.  The
                                  --------------------------------
          Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Note Guarantor, their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                    SECTION 6.10. Priorities.  If the Trustee collects any
                                  ----------
          money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                    FIRST: to the Trustee for amounts due under Section
               7.07;

                    SECOND: to holders of Senior Indebtedness to the extent
               required by Article 10;

                    THIRD:  to Securityholders for amounts due and unpaid
               on the Securities for principal (or Accreted Value, as the case may be), any liquidated damages and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (or Accreted Value, as the case may be), any liquidated damages and interest, respectively; and

                    FOURTH:  to the Company.

                    The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                    SECTION 6.11.  Undertaking for Costs.  In any suit for
                                   ---------------------
          the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                    SECTION 6.12. Waiver of Stay or Extension Laws.
                                  --------------------------------
          Neither the Company nor any Note Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Note Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                      ARTICLE 7

                                       Trustee
                                       -------

               SECTION 7.01. Duties of Trustee. (a) If an Event of Default
                             -----------------
          has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                    (b)  Except during the continuance of an Event of
          Default:

                    (1) the Trustee undertakes to.perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                    (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                    (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                    (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
               Section 6.05.

                    (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b),
               (c) and (g) of this Section.

                    (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                    (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                    (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                    (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                    SECTION 7.02. Rights of Trustee. (a) The Trustee may
                                  -----------------
          rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                    (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or opinion of Counsel.

                    (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however,
                                                     --------  -------
          that the Trustee's conduct does not constitute wilful misconduct or negligence.

                    (e) The Trustee may consul@ with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                    (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

                    SECTION 7.03. Individual Rights of Trustee.  The
                                  ----------------------------
          Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                    SECTION 7.04. Trustee's Disclaimer.  The Trustee shall
                                  --------------------
          not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                    SECTION 7.05. Notice of Defaults.  If a Default occurs
                                  ------------------
          and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal (or Accreted Value, as the case may be) of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust officers in good faith determines that withholding the notice is in the interests of Securityholders.

                    SECTION 7.06.  Reports by Trustee to Holders.  As
                                   -----------------------------
          promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA (Section) 313(a). The Trustee also shall comply with TIA (Section) 313(b).

                    A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                    SECTION 7.07. Compensation and Indemnity.  The Company
                                  --------------------------
          shall pay to the Trustee from time to time reasonable compensation for its services as the Company and the Trustee may agree from time to time in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Note Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees, expenses, advances and disbursements) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                    To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal (or Accreted Value, as the case may be) of and interest and any liquidated damages on particular Securities.

                    The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                    SECTION 7.08. Replacement of Trustee.  The Trustee may
                                  ----------------------
          resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                    (1)  the Trustee fails to comply with Section 7.10;

                    (2)  the Trustee is adjudged bankrupt or insolvent;

                    (3) a receiver or other public officer takes charge of the Trustee or its property; or

                    (4)  the Trustee otherwise becomes incapable of acting.

                    If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor

          Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                    If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                    Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                    SECTION 7.09. Successor Trustee by Merger. if the
                                  ---------------------------
          Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                    In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                    SECTION 7.10. Eligibility; Disqualification.  The
                                  -----------------------------
          Trustee shall at all times satisfy the requirements of TIA (Section) 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (Section) 310(b); provided, however, that there shall be
                                     --------  -------
          excluded from the operation of TIA (Section) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (Section) 310(b)(1) are met.

                    SECTION 7.11. Preferential Collection of Claims Against
                                  -----------------------------------------
          Company.  The Trustee shall comply with TIA (Section) 311(a),
          -------
          excluding any creditor relationship listed in TIA (Section) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (Section) 311(a) to the extent indicated.


                                      ARTICLE 8

                          Discharge of Indenture; Defeasance
                          ----------------------------------

                    SECTION 8.01. Discharge of Liability on Securities;
                                  ------------------------------------
          Defeasance. (a) When (i) the Company delivers to the Trustee all
          ----------
          outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to
          Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an officers' Certificate and an opinion of Counsel and at the cost and expense of the Company.

                    (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("illegal defeasance option") or
          (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 and the
          operation of Section 6.01(4), 6.01(6), 6.01(7) (but only with respect to a Significant Subsidiary), 6.01(8) (but only with respect to a Significant Subsidiary) and 6.01(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                    If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in 6.01(4), 6.01(6), 6.01(7) (but only with respect to a Significant Subsidiary), 6.01(8) (but only with respect to a Significant Subsidiary) and 6.01(9) or because of the failure of the Company to comply with clauses (iii) and (iv) of Section 5.01.

                    Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                    (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                    SECTION 8.02. Conditions to Defeasance.  The Company
                                  ------------------------
          may exercise its regal defeasance option or its covenant defeasance option only if:

                    (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                    (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                    (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                    (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

                    (5) the Company delivers to the Trustee an opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                    (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                    (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                    (8) the Company delivers to the Trustee an officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                    Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                    SECTION 8.03. Application of Trust Money.  The Trustee
                                  --------------------------
          shall hold in trust money or U.S. Government obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.
          Money and securities so held in trust are not subject to Article
          10.

                    SECTION 8.04. Repayment to Company.  The Trustee and
                                  --------------------
          the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

                    Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                    SECTION 8.05.  Indemnity for Government Obligations.
                                   ------------------------------------
          The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                    SECTION 8.06. Reinstatement.  If the Trustee or Paying
                                  -------------
          Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has
                               --------  -------
          made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                      ARTICLE 9

                                      Amendments
                                      ----------

                    SECTION 9.01. Without Consent of Holders.  The Company,
                                  --------------------------
          the Note Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any
          Securityholder:

                    (1) to cure any ambiguity, omission, defect or inconsistency;

                    (2)  to comply with Article 5;

                    (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are
               --------  -------
               issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                    (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10;

                    (5) to add guarantees with respect to the Securities or to secure the Securities;

                    (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                    (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

                    (8) to make any change that does not adversely affect the rights of any Securityholder; or

                    (9) to provide for the issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Notes. as a single issue of securities.

                    An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                    After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                    SECTION 9.02. With Consent of Holders.  The Company,
                                  -----------------------
          the Note Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

                    (1) reduce the amount of Securities whose Holders must consent to an amendment;

                    (2) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Security;

                    (3) reduce the principal (or Accreted Value, as the
               case may be) of or extend the Stated Maturity of any Security;

                    (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed in accordance with Article 3;

                    (5) make any Security payable in money other than that stated in the Security;

                    (6) make any change in Article 10 that adversely affects the rights of any Securityholder under Article 10;

                    (7) modify or affect in any manner adverse to the Holders the terms and conditions of the obligation of any Note Guarantor for the due and punctual payment of the principal (or Accreted Value, as the case may be) of or any liquidated damages or interest on Securities; or

                    (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

                    It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                    An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                    After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                    SECTION 9.03. Compliance with Trust Indenture Act.
                                  -----------------------------------
          Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                    SECTION 9.04. Revocation and Effect of Consents and
                                  -------------------------------------
          Waivers.  A consent to an amendment or a waiver by a Holder of a
          -------
          Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the

          Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

                    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                    SECTION 9.05. Notation on or Exchange of Securities.
                                  -------------------------------------
          If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                    SECTION 9.06. Trustee To Sign Amendments.  The Trustee
                                  --------------------------
          shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not Sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Note Guarantors enforceable against them in accordance with its terms, subject to customary exceptions.

                    SECTION 9.07. Payment for Consent.  Neither the Company
                                  -------------------
          nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                      ARTICLE 10

                                    Subordination
                                    -------------

                    SECTION 10.01. Agreement To Subordinate.  The Company
                                   ------------------------
          and each of the Note Guarantors agrees, and each Securityholder by accepting a Security and the related Note Guarantees agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank pari passu with all other.Senior Subordinated
                            ---- -----
          Indebtedness of the Company, the Note Guarantees shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Note Guarantors and only Indebtedness of the Company and the Note Guarantors which is Senior Indebtedness shall rank senior to the Securities and the Note Guarantees in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12. All guarantees by each Note Guarantor of Senior Indebtedness of the Company shall be deemed Senior Indebtedness of each such Note Guarantor.

                    SECTION 10.02. Liquidation, Dissolution, Bankruptcy.
                                   ------------------------------------
          Upon any payment or distribution of the assets of the Company or any Note Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any Note Guarantor or their respective properties:

                    (1) holders of Senior indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal (or Accreted Value, as the case may be) of or any liquidated damages or interest on the Securities; and

                    (2) until the Senior Indebtedness is paid in full, any distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities (a) that are subordinated to Senior Indebtedness to at least the same extent as the Securities and (b) do not provide for the payment of principal prior to the Stated Maturity of all Senior Indebtedness.

                    SECTION 10.03. Default on Senior Indebtedness.  Neither
                                   ------------------------------
          the Company nor any Note Guarantor may pay the principal (or Accreted Value, as the case may be) of or any liquidated damages or interest on the Securities or make any deposit pursuant to

          Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Indebtedness is not paid when due or (ii) any other default.on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the
                                              --------  -------
          Company and any Note Guarantor may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, neither the Company nor any of the Note Guarantors may pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or
          (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice
                       --------  -------
          within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided
                                                           --------
          further, however, that in no event may the total number of days
          -------  -------
          during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the

          Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

               SECTION 10.04. Acceleration of Payment of Securities.  If
                              -------------------------------------
          payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee (at the expense of the Company) shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration. If any Designated Senior Indebtedness is outstanding, neither the Company nor any Note Guarantor may pay the Securities until five Business days after the Representative of the Designated Senior Indebtedness receives notice of such acceleration and, thereafter, may pay the Securities only if this
          Article 10 otherwise permits payments at that time.

                    SECTION 10.05. When Distribution Must Be Paid Over.  If
                                   -----------------------------------
          a distribution is made to Securityholders that because of this
          Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

                    SECTION 10.06. Subrogation.  After all Senior
                                   -----------
          Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness, or, as between any Note Guarantor and the Securityholders, a payment by such Note Guarantor on Senior Indebtedness.

                    SECTION 10.07. Relative Rights.  This Article 10
                                   ---------------
          defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                    (1) impair, as between the Company or any Note Guarantor, as the case may be, and Securityholders, the obligation of the Company or any Note Guarantor, as the case may be, which is absolute and unconditional, to pay principal (or Accreted Value, as the case may be) of and any liquidated damages and interest on the Securities in accordance with their terms; or

                    (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

                    SECTION 10.08. Subordination May Not Be Impaired by
                                   ------------------------------------
          Company or any Note Guarantor.  No right of any holder of Senior
          -----------------------------
          Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Note Guarantor by the failure of any of them to comply with this Indenture.

                    SECTION 10.09. Rights of Trustee and Paying Agent.
                                   ----------------------------------
          Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided,
                                                               --------
          however, that, if an issue of Senior Indebtedness has a
          -------
          Representative, only the Representative may give the notice.

                    The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and coregistrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                    SECTION 10.10. Distribution or Notice to
                                   -------------------------
          Representative.  Whenever a distribution is to be made or a
          --------------
          notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

                    SECTION 10.11.  Article 10 Not To Prevent Events of
                                    -----------------------------------
          Default or Limit Right To Accelerate.  The failure to make a
          ------------------------------------
          payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

                    SECTION 10.12. Trust Moneys Not Subordinated.
                                   -----------------------------
          Notwithstanding anything contained herein to the contrary payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

                    SECTION 10.13. Trustee Entitled To Rely.  Upon any
                                   ------------------------
          payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company or any Note Guarantor, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

                    SECTION 10.14. Trustee To Effectuate Subordination.
                                   -----------------------------------
          Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                    SECTION 10.15.  Trustee Not Fiduciary for Holders of
                                    ------------------------------------
          Senior Indebtedness.  The Trustee shall not be deemed to owe any
          -------------------
          fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

                    SECTION 10.16. Reliance by Holders of Senior
                                   -----------------------------
          Indebtedness on Subordination Provisions.  Each Securityholder by
          ----------------------------------------
          accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                      ARTICLE 11

                                   Note Guarantees
                                   ---------------

                    SECTION 11.01. Note Guarantees.  Each Note Guarantor
                                   ---------------
          hereby jointly and severally unconditionally and irrevocably guarantees on a senior subordinated basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal (or Accreted Value, as the case may be) of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Note Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Note Guarantor, and that each such Note Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

                    Each Note Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Securities or the obligations. The obligations of each Note Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Note Guarantor, except as provided in Section 11.02(b).

                    Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                    The Note Guarantee of each Note Guarantor is, to the extent and in the manner set forth in Article 10, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of such Note Guarantor and this Note Guarantee is made subject to such provisions of this Indenture.

                    The obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

                    Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal (or Accreted Value, as the case may be) of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                    In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Company to pay the principal (or Accreted Value, as the case may be) of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal (or Accreted Value, as the case may be) amount of such obligations,
          (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                    Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all Obligations. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guarantied hereby may be accelerated as provided in Article 6 for the purposes of any Note Guarantor's Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section.

                    Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                    SECTION 11.02. Limitation on Liability. (a) Any term or
                                   -----------------------
          provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to any Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

                    (b) This Note Guarantee as to any Note Guarantor shall terminate and be of no further force or effect upon the sale or other transfer (i) by such Note Guarantor of all or substantially all of its assets or (ii) by the Company of all of its stock or other equity interests in such Note Guarantor, to a Person that is not an Affiliate of the Company; provided, however, that such
                                              --------  -------
          sale or transfer shall be deemed to constitute an Asset

          Disposition and the Company shall comply with its obligations under Section 4.06.

                    SECTION 11.03. Successors and Assigns.  This Article 11
                                   ----------------------
          shall be binding upon each Note Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                    SECTION 11.04. No Waiver.  Neither a failure nor a
                                   ---------
          delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

                    SECTION 11.05. Modification.  No modification,
                                   ------------
          amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                    SECTION 11.06. Execution of Supplemental Indenture for
                                   ---------------------------------------
          Future Note Guarantors.  Each Subsidiary which is required to
          ----------------------
          become a Note Guarantor pursuant to Section 4.14 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto pursuant to which such Subsidiary shall become a Note Guarantor under this Article 11 and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principals of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Note Guarantor is a legal, valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms.

                                      ARTICLE 12

                                    Miscellaneous
                                    -------------

                    SECTION 12.01. Trust Indenture Act Controls. If any
                                   ----------------------------
          provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                    SECTION 12.02. Notices.  Any notice or communication
                                   -------
          shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                       if to the Company or any Note Guarantor:

                              Six Flags Theme Parks Inc.
                          400 Interpace Parkway, Building C
                             Parsippany, New Jersey 07054
                            Attention of:  General Counsel



                                  if to the Trustee:

                       United States Trust Company of New York
                                  114 W. 47th Street
                                  New York, NY 10036
                       Attention of:  Corporate Trust Division



                    The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                    Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                    Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                    SECTION 12.03. Communication by Holders with Other
                                   -----------------------------------
          Holders.  Securityholders may communicate pursuant to TIA
          -------

          (Section) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (Section) 312(c).

                    SECTION 12.04. Certificate and Opinion as to Conditions
                                   ----------------------------------------
          Precedent.  Upon any request or application by the Company to the
          ---------
          Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                    (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed.action have been complied with; and

                    (2) an opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                    SECTION 12.05. Statements Required in Certificate or
                                   -------------------------------------
          Opinion.  Each certificate or opinion with respect to compliance
          -------
          with a covenant or condition provided for in this Indenture shall include:

                    (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                    SECTION 12.06. When Securities Disregarded.  In
                                   ---------------------------
          determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                    SECTION 12.07.  Rules by Trustee, Paying Agent and
                                    ----------------------------------
          Registrar.  The Trustee may make reasonable rules for action by
          ---------
          or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                    SECTION 12.08. Legal Holidays.  A "Legal Holiday" is a
                                   --------------
          Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                    SECTION 12.09. Governing Law.  This Indenture and the
                                   -------------
          Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                    SECTION 12.10. No Recourse Against Others.  A director,
                                   --------------------------
          officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.
          By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                    SECTION 12.11. Successors.  All agreements of the
                                   ----------
          Company and each Note Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                    SECTION 12.12. Multiple Originals.  The parties may
                                   ------------------
          sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                    SECTION 12.13. Table of Contents; Headings.  The table
                                   ---------------------------
          of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

               IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

          SIX FLAGS THEME PARKS INC.,

               by

                    /s/ Andrew J. Barkley
                    -------------------------------------------------------
                    Name: Andrew J. Barkley
                    Title: Senior Vice President, Finance
                                  Treasurer and Assistant Secretary


          SIX FLAGS OVER GEORGIA, INC.,

               by

                    /s/ Paul M. McNicol
                    -------------------------------------------------------
                    Name: Paul M. McNicol
                    Title: Senior Vice President
                           Secretary and General Counsel


          SIX FLAGS OVER TEXAS, INC.,

               by

                    /s/ Paul M. McNicol
                    -------------------------------------------------------
                    Name: Paul M. McNicol
                    Title: Senior Vice President
                           Secretary and General Counsel



          S.F. PARTNERSHIP by SFTP Inc.,
          as General Partner

               by

                    /s/ Andrew J. Barkley
                    -------------------------------------------------------
                    Name: Andrew J. Barkley
                    Title: Senior Vice President
                           Treasurer and Secretary


          UNITED STATES TRUST COMPANY OF NEW YORK,

               by

                    /s/ Illegible
                    -------------------------------------------------------
                    Name: Illegible
                    Title: Illegible

                                                                  EXHIBIT A



                            [FORM OF FACE OF INITIAL NOTE]

                              [Global Securities Legend]

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                            [Restricted Securities Legend]

                    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                    THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
               AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO

               RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                    FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE
               CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR FURTHER INFORMATION, PLEASE CONTACT THE SENIOR VICE PRESIDENT, FINANCE, OF SIX FLAGS THEME PARKS INC. AT (201) 402-8100.

             No.         Principal Amount at Stated Maturity $285,000,000

                                                        CUSIP NO. 83001WAA2

               12-1/4% Senior Subordinated Discount.  Note due 2005

                         Six Flags Theme Parks Inc., a Delaware
               corporation, promises to pay to               or registered
               assigns, the principal sum of              Dollars on June
               15, 2005.

                    Interest Payment Dates: June 15 and December 15 commencing December 15, 1998.

                    Record Dates: June 1 and December 1 commencing December 1, 1998 (whether or not a business day).

                         Additional provisions of this Security are set
               forth on the other side of this Security.


               Dated:                   SIX FLAGS THEME PARKS INC.,

                                          by
                                             --------------------------
                                             Senior Vice President
                                             and Secretary


                                             ---------------------------
                                             Senior Vice President
                                             and Treasurer

               TRUSTEE'S CERTIFICATE OF
                 AUTHENTICATION

               UNITED STATES TRUST COMPANY
                 OF NEW YORK

               as Trustee, certifies                                 [Seal]
               that this is one of
               the Securities referred to in the Indenture.

               by
                    ----------------------
                    Authorized Signatory

                        [FORM OF REVERSE SIDE OF INITIAL NOTE)


                      12-1/4% Senior Subordinated Note due 2005


          1.   Interest
               --------

                    SIX FLAGS THEME PARKS INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                    The Company will pay interest semiannually on June 15 and December 15 of each year commencing December 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from June 15, 1998. Interest and liquidated damages will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum.

                    The Accreted Value of the Securities shall increase on a daily basis at the rate of 12-1/4% per annum compounded semi-annually on each June 15 and December 15 through and until June 15, 1998.

                    The Company and the Note Guarantors will use all reasonable efforts to have the Exchange Offer Registration Statement and, if applicable, a Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the applicable Registration Statement is not filed with the Commission on or prior to 60 days after the Issue Date, (ii) the Exchange Offer Registration Statement is not declared effective and the Exchange offer is not consummated on or prior to 180 days after the Issue Date, or, as the case may be, the Shelf Registration Statement is not declared effective within 180 days after the Issue Date, or (iii) the Shelf Registration Statement is filed and declared effective within 180 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company will pay liquidated damages in respect of all Transfer Restricted Securities, in an amount equal to 1.0% per annum, accrued weekly, of the Accreted Value of the

          Securities as of the beginning of each such week of the Securities constituting Transfer Restricted Securities until the applicable Registration Default is cured. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. The Company will pay liquidated damages, if any, semiannually on June 15 and December 15 of each year.

          2.   Method of Payment
               -----------------

                    The Company will pay interest (except defaulted interest) on and liquidated damages, if any, in respect of the Securities to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1, whether or not a business day (each a "record date"), next preceding the applicable payment date even if Securities are cancelled after the record date and on or before the applicable payment date. Holders must surrender Securities to a Paying Agent to collect principal payments (or, as the case may be, payments of the Accreted Value). The Company will pay principal (or, as the case may be, the Accreted Value) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (or, as the case may be, the Accreted Value) and interest by check payable in such money. It may mail an interest check to a Holder's registered.address.


          3.   Paying Agent and Registrar
               --------------------------

                    Initially, United States Trust Company of New York, a New York corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.


          4.   Indenture
               ---------

                    The Company issued the Securities under an Indenture dated as of June 23, 1995 (the "Indenture"), among the Company; Six Flags Over Georgia, Inc., Six Flags Over Texas, Inc., and S.F. Partnership (collectively, the "Note Guarantors"); and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (Section)(Section)
                                              ------
          77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                    The Securities are general unsecured obligations of the Company limited to $285,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and certain of its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and certain of its Subsidiaries, the purchase or redemption of Capital Stock of the Company and of certain Capital Stock of such Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, the business activities and investments of the Company and certain of its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Subsidiaries.

                    To secure the due and punctual payment of the principal (or, as the case may be, the Accreted Value) and liquidated damages and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have unconditionally guaranteed the obligations on a senior subordinated basis pursuant to the terms of the Indenture.


          5.   Optional Redemption
               -------------------

                    Except as set forth in this paragraph 5, the Securities will not be redeemable prior to June 15, 2000. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest and liquidated damages (if any) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

          Year                            Redemption Price
          ----                            ----------------
          2000 . . . . . . . . . . . . . .          106.0%

          2001 . . . . . . . . . . . . . .          104.0%

          2002 . . . . . . . . . . . . . .          102.0%

          2003 and thereafter . . . . . .           100.0%



                    Notwithstanding the foregoing, at any time and from time to time prior to June 15, 1998, the Company may, subject to certain requirements, redeem.in the aggregate up to 35% of the original aggregate principal amount of the Securities with the Net Cash Proceeds of one or more Public Equity Offerings by the Company, Holdings or SFEC following which there is a Public Market, at a redemption price of 112.25% of the Accreted Value of the Securities to be redeemed as of the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and any liquidated damages due on the relevant interest payment date); provided, however, that at least 65% of
                                  --------  -------
          the original aggregate principal amount of the Securities must remain outstanding after each such redemption.


          6.   Notice of Redemption
               --------------------

                    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest and liquidated damages cease to accrue on such Securities (or such portions thereof) called for redemption.


          7.   Put Provisions
               --------------

                    Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, or prior to the third anniversary of the Issue Date, 101% of the Accreted Value thereof, in either case to and including the date of repurchase as provided in, and subject to the terms of, the Indenture.


          8.   Subordination
               -------------

                    The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must paid before the Securities may be paid. The Company and the Note Guarantors agree, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and each authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.


          9.   Denominations; Transfer; Exchange
               ---------------------------------

                    The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to,be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


          10.  Persons Deemed Owners
               ---------------------

                    The registered holder of this Security may be treated as the owner of it for all purposes.


          11.  Unclaimed Money
               ---------------

                    If money for the payment of principal, Accreted Value, interest or liquidated damages remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

          12.  Defeasance
               ----------

                    Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


          13.  Amendment, Waiver
               -----------------

                    Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Note Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to limit or terminate the benefits of holders of Senior Indebtedness under the subordination provisions of the Indenture or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights or powers conferred on the Company, or to comply with any requirements of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Notes.


          14.  Defaults and Remedies
               ---------------------

                    Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities;
          (ii) default in payment of principal (or, as the case may be, the Accreted Value) on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time;
          (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or Subsidiaries if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

               Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.


          15.  Trustee Dealings with the Company
               ---------------------------------

                    Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.


          16.  No Recourse Against Others
               --------------------------

                    A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


          17.  Authentication
               --------------

                    This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

          18.  Abbreviations
               -------------

                    Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common) TEN ENT (=tenants by the entirety) JT TEN (=joint tenants with rights of survivorship and not as tenants in common) CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).


          19.  CUSIP Numbers
               -------------

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                              The Company will furnish to any
                    Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Six Flags Theme Parks Inc., 400 Interpace Parkway, Building C, Parsippany, New Jersey 07054

                    Attention of: Secretary

                             ASSIGNMENT FORM

               To assign this Security, fill in the form below:

               I or we assign and transfer this Security to

                    (Print or type assignee's name, address and zip code)

                    (Insert assignee's soc. sec. or tax I.D. No.)

               and irrevocably appoint                    agent to transfer
               this Security on the books of the Company. The agent may substitute another to act for him.

          -----------------------------------------------------------------

          Date:                  Your Signature:
                ---------------                  --------------------------

          Signature Guarantee:
                               --------------------------------------------
                                  (Signature must be guaranteed)

          -----------------------------------------------------------------
          Sign exactly as your name appears on the other side of this Security.

          In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

          CHECK ONE BOX BELOW:

                    (1) acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of
                              the Indenture); or

                    (2)       transferred to the Company; or

                    (3) transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

                    (4) transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

                    (5) transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                              (3) or (7) under the Securities Act of 1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C to the Indenture; or

                    (6) transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the
          --------  -------
          Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                        ----------------------------------
                                                  Signature
          Signature Guarantee:

          -------------------------     -----------------------------------
                                                  Signature
          (Signature must be guaranteed)

          -----------------------------------------------------------------

                                       -13

                          OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                        [ ]

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


          Date:                     Your Signature
                ----------------                  ----------------------
                                        (Sign exactly as your name appears
                                        on the other side of the Security)


          Signature Guarantee: ------------------------------------------
                                   (Signature must be guaranteed)

                                                            EXHIBIT C



                         Transferee Letter of Representation


          Six Flags Theme Parks Inc.
          c/o United States Trust Company of New York
          114 W. 47th Street
          New York, NY 10036

          Ladies and Gentlemen:

               This certificate is delivered to request a transfer of
          $              principal amount of 12-1/4% Senior Subordinated
          Discount Notes due 2005 (the "Notes") of Six Flags Theme Parks Inc. (the "Company").

               Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                    Name:
                          ---------------------------------------
                    Address:
                            -------------------------------------
                    Taxpayer ID Number:
                                        -------------------------

               The undersigned represents and warrants to you that:

                    1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                    2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
               (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 601(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                        TRANSFEREE:
                                                   ----------------------
                                        BY
                                           ------------------------------

                                                                 EXHIBIT B



                           (FORM OF FACE OF EXCHANGE NOTE]

                              [Global Securities Legend)

                    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

               FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR FURTHER INFORMATION, PLEASE CONTACT THE SENIOR VICE PRESIDENT, FINANCE, OF SIX FLAGS THEME PARKS INC. AT (201) 402-8100.

               No. Principal Amount at Stated Maturity $285,000,000

                                                  CUSIP NO. 83001WAA2

          12-1/4% Series A Senior Subordinated Discount Note due 2005

                    Six Flags Theme Parks Inc., a Delaware corporation,
          promises to pay to              , or registered assigns, the
          principal sum of                Dollars on June 15, 2005.

               Interest Payment Dates: June 15 and December 15 commencing December 15, 1998.


               Record Dates: June 1 and December 1 commencing
               December 1, 1998 (whether or not a business day).

                    Additional provisions of this Security are set forth on the other side of this Security.

          Dated:                   SIX FLAGS THEME PARKS INC.,

                                     by
                                        ---------------------------
                                        Senior Vice President
                                        and Secretary

                                        ---------------------------
                                        Senior Vice President
                                        and Treasurer

          TRUSTEE'S CERTIFICATE OF
            AUTHENTICATION

          UNITED STATES TRUST COMPANY
            OF NEW YORK

          as Trustee, certifies                                      [Seal]
          that this is one of
          the Securities referred to in the Indenture.

          by
               -----------------------------
               Authorized Signatory

                       [FORM OF REVERSE SIDE OF EXCHANGE NOTE]


               12-1/4% Series A Senior Subordinated Note due 2005


          1.   Interest
               --------

                    SIX FLAGS THEME PARKS INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                    The Company will pay interest semiannually on June 15 and December 15 of each year commencing December 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from June 15, 1998. Interest and liquidated damages will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum.

               The Accreted Value of the Securities shall increase on a daily basis at the rate of 12-1/4% per annum compounded semi-annually on each June 15 and December 15 through and until June 15, 1998.

                    The Company and the Note Guarantors will use all reasonable efforts to have the Exchange Offer Registration Statement and, if applicable, a Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the applicable Registration Statement is not filed with the Commission on or prior to 60 days after the Issue Date, (ii) the Exchange Offer Registration Statement is not declared effective and the Exchange Offer is not consummated on or prior to 180 days after the Issue Date, or, as the case may be, the Shelf Registration Statement is not declared effective within 180 days after the Issue Date, or (iii) the Shelf Registration Statement is filed and declared effective within 180 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company will pay liquidated damages in respect of all Transfer Restricted Securities, in an amount equal to 1.0% per annum, accrued weekly, of the Accreted Value of the

          Securities as of the beginning of each such week of the Securities constituting Transfer Restricted Securities until the applicable Registration Default is cured. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. The Company will pay liquidated damages, if any, semiannually on June 15 and December 15 of each year.

          2.   Method of Payment
               -----------------

                    The Company will pay interest (except defaulted interest) on and liquidated damages, if any, in respect of the Securities to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1, whether or not a business day (each a "record date"), next preceding the applicable payment date even if Securities are cancelled after the record date and on or before the applicable payment date. Holders must surrender Securities to a Paying Agent to collect principal payments (or, as the case may be, payments of the Accreted Value). The Company will pay principal (or, as the case may be, the Accreted Value) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (or, as the case may be, the Accreted Value) and interest by check payable in such money. It may mail an interest check to a Holder's registered address.


          3.   Paying Agent and Registrar
               --------------------------

                    Initially, United States Trust Company of New York, a New York corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.


          4.   Indenture
               ---------

                    The Company issued the Securities under an Indenture dated as of June 23, 1995 (the "Indenture"), among the Company; Six Flags Over Georgia, Inc., Six Flags Over Texas, Inc., and S.F. Partnership (collectively, the "Note Guarantors"); and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (Section)(Section)
                                              ------
          77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                   The Securities are general unsecured obligations of the Company limited to $285,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and certain of its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and certain of its Subsidiaries, the purchase or redemption of Capital Stock of the Company and of certain Capital Stock of such Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, the business activities and investments of the Company and certain of its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Subsidiaries.

                    To secure the due and punctual payment of the principal (or, as the case may be, the Accreted Value) and liquidated damages and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have unconditionally guaranteed the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.


          5.   Optional Redemption
               -------------------

                    Except as set forth in this paragraph 5, the Securities will not be redeemable prior to June 15, 2000. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest and liquidated damages (if any) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

          Year                              Redemption Price
          ----                              ----------------
          2000 . . . . . . . . . . . . . . .          106.0%

          2001 . . . . . . . . . . . . . . .          104.0%

          2002 . . . . . . . . . . . . . . .          102.0%

          2003 and thereafter  . . . . . . .          100.0%


                    Notwithstanding the foregoing, at any time and from time to time prior to June 15, 1998, the Company may, subject to certain requirements, redeem in the aggregate up to 35% of the original aggregate principal amount of the Securities with the Net Cash Proceeds of one or more Public Equity Offerings by the Company, Holdings or SREC following which there is a Public Market, at a redemption price of 112.25% of the Accreted Value of the Securities to be redeemed as of the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and any liquidated damages due on the relevant interest payment date); provided, however, that at least 65% of
                                  --------  -------
          the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

          6.   Notice of Redemption
               --------------------

                    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest and liquidated damages cease to accrue on such Securities (or such portions thereof) called for redemption.


          7.   Put Provisions
               --------------

                    Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, or prior to the third anniversary of the Issue Date, 101% of the Accreted Value thereof, in either case to and including the date of repurchase as provided in, and subject to the terms of, the Indenture.

          8.   Subordination
               -------------

                    The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must paid before the Securities may be paid. The Company and the Note Guarantors agree, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and each authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.


          9.   Denominations; Transfer; Exchange
               ---------------------------------

                    The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

          10.  Persons Deemed Owners
               ---------------------

                    The registered holder of this Security may be treated as the owner of it for all purposes.


          11.  Unclaimed Money
               ---------------

                    If money for the payment of principal, Accreted Value, interest or liquidated damages remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


          12.  Defeasance
               ----------

                    Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


          13.  Amendment, Waiver
               -----------------

                    Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Note Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to limit or terminate the benefits of holders of Senior Indebtedness under the subordination provisions of the Indenture or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights or powers conferred on the Company, or to comply with any requirements of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Notes.


          14.  Defaults and Remedies
               ---------------------

                    Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities;
          (ii) default in payment of principal (or, as the case may be, the Accreted Value) on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time;
          (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or Subsidiaries if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the

          Securities being due and payable immediately upon the occurrence of such Events of Default.

               Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.


          15.  Trustee Dealings with the Company
               ---------------------------------

                    Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.


          16.  No Recourse Against Others
               --------------------------

                    A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


          17.  Authentication
               --------------

                    This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


          18.  Abbreviations
               -------------

                    Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common) TEN ENT (=tenants by the entirety) JT TEN (=joint tenants with rights of survivorship and not as tenants in common) CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

          19.  CUSIP Numbers
               -------------

                    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                              THE COMPANY WILL FURNISH TO ANY
                    SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: SIX FLAGS THEME PARKS INC., 400 INTERPACE PARKWAY, BUILDING C, PARSIPPANY, NEW JERSEY 07054

                    ATTENTION OF: SECRETARY

                                   ASSIGNMENT FORM

               To assign this Security, fill in the form below:

               I or we assign and transfer this Security to

                    (Print or type assignee's name, address and zip code)

                    (Insert assignee's soc. sec. or tax I.D. No.)

               and irrevocably appoint                    agent to transfer
               this Security on the books of the Company. The agent may substitute another to act for him.


          -----------------------------------------------------------------

          Date:                  Your Signature:
                ----------------                 --------------------------
          Signature Guarantee:
                               ----------------------------------
                               (Signature must be guaranteed)

          -----------------------------------------------------------------
          Sign exactly as your name appears on the other side of this Security.

                          OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:
                                         [ ]

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


          Date:                    Your Signature
                ---------------                   ------------------------
                                        (Sign exactly as your name appears
                                        on the other side of the Security)


          Signature Guarantee:
                               -------------------------------------------
                                 (Signature must be guaranteed)

                                                                 EXHIBIT C



                         Transferee Letter of Representation


          Six Flags Theme Parks Inc.
          c/o United States Trust Company of New York
          114 W. 47th Street
          New York, NY 10036

          Ladies and Gentlemen:

               This certificate is delivered to request a transfer of
          $        principal amount of 12-1/4% Senior Subordinated Discount
          Notes due 2005 (the "Notes") of Six Flags Theme Parks Inc. (the "Company").

               Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                    Name:
                         ------------------------------------------
                    Address:
                             --------------------------------------
                    Taxpayer ID Number:
                                       ----------------------------

               The undersigned represents and warrants to you that:

                    1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                    2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
               (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                             TRANSFEREE:
                                                        ------------------

                                             BY
                                                --------------------------

                                                                 EXHIBIT D






                            FORM OF SUPPLEMENTAL INDENTURE


                              SUPPLEMENTAL INDENTURE (this "Supplemental
                         Indenture"), dated as of            , between
                                                  -----------,
                                     (the "Note Guarantor"), a subsidiary
                         -----------
                         of Six Flags Theme Parks Inc. (or its successor), a Delaware corporation (the "Company"), and United States Trust Company of New York, a New York corporation, as trustee under the indenture referred to below (the "Trustee").


                                 W I T N E S S E T H

                    WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 23, 1995, providing for the issuance of an aggregate principal amount of $285,000,000 of 12-1/4% Senior Subordinated Discount Notes due 2005 (the "Initial Notes") and, if and when issued in exchange for Initial Notes, the Company's 12-1/4% Series A Senior Subordinated Discount Notes due 2005 (the "Exchange Notes" and, together with the Initial Notes, the "Securities");

                    WHEREAS, Section 4.14 of the Indenture provides that under certain circumstances the Company is required to cause the Note Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Note Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein; and

                    WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

                    NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Note Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                    1.   Definitions. (a) Capitalized terms used herein
                         -----------
          without definition shall have the meanings assigned to them in the Indenture.

                    (b) For all purposes of this Supplement, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplement refer to this supplement as a whole and not to any particular section hereof.

                    2.   Agreement to Guarantee.  The Note Guarantor hereby
                         ----------------------
          agrees, jointly and severally with all other Note Guarantors, to guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Section 11 of the Indenture and to be bound by all other applicable provisions of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

                    3.   Governing Law.  This Supplemental Indenture shall
                         -------------
          be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                    4.   Trustee Makes No Representation.  The Trustee
                         -------------------------------
          makes no representation as to the validity or sufficiency of this Supplemental Indenture;

                    5.   Counterparts.  The parties may sign any number of
                         ------------
          copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                    6.   Effect of Headings.  The Section headings herein
                         ------------------
          are for convenience only and shall not effect the construction thereof.

                    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.



                                        [NOTE GUARANTOR],

                                          by
                                             -------------------------------
                                             Name:
                                             Title:


                                        SIX FLAGS THEME PARKS INC.,

                                          by
                                             -------------------------------
                                             Name:
                                             Title:


                                        SIX FLAGS OVER GEORGIA, INC.,

                                          by
                                             -------------------------------
                                             Name:
                                             Title:


                                        SIX FLAGS OVER TEXAS, INC.,

                                          by
                                             -------------------------------
                                             Name:
                                             Title:


                                        S.F. PARTNERSHIP,
                                        by SFTP Inc., as General
                                        Partner

                                          by
                                             -------------------------------
                                             Name:
                                             Title:

                                        UNITED STATES TRUST COMPANY OF
                                        NEW YORK,

                                          by
                                             -------------------------------
                                             Name:
                                             Title: